DIOMED HOLDINGS, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 17, 2005

      As a stockholder of DIOMED HOLDINGS, INC., a Delaware corporation (the "Company"), you are cordially invited to be present, either in person or by proxy, at the annual meeting of stockholders of the Company to be held at the offices of our counsel, McGuireWoods LLP, 1345 Avenue of the Americas, 7th Floor, New York, NY 10105 at 9:00 a.m., local time, on May 17, 2005, for the following purposes:

      1. To elect nine directors to serve until the next annual meeting of stockholders, or until their successors are duly elected and qualified;

      2. To approve an amendment to the Company's certificate of incorporation in order to create a classified board of directors, having three classes, each with a term of three years, staggered such that one class is elected each year;

      3. To approve an amendment to the 2003 Omnibus Plan to increase the number of shares available for grant thereunder from 1,600,000 to 3,100,000;

      4. To approve the issuance of shares underlying the convertible debentures we issued on October 25, 2004 at a conversion price less than $2.20 per share if antidilution provisions under the terms of the convertible debentures so require;

      5. To approve the issuance of shares underlying the warrants we issued October 25, 2004 at an exercise price per share less than $1.91 if antidilution provisions under the terms of the warrants so require;

      6. To ratify the selection of BDO Seidman, LLP as the Company's independent registered public accounting firm for 2005; and

      7. To transact such other business as may properly come before the meeting.

      Your board of directors recommends that you vote in favor of each of the proposals described in this proxy statement.

      Only stockholders of record at the close of business on April 11, 2005 will be entitled to receive notice of, and to vote, either in person or by proxy, at the annual meeting and any adjournment or postponement thereof. The transfer books will not be closed.

      We hope you can attend the annual meeting in person. Even if you plan to attend, however, we ask that you MARK, SIGN, DATE and RETURN the enclosed proxy promptly in the enclosed self-addressed envelope, so that we may be assured of a quorum to transact business. If you receive more than one proxy because you own shares registered in different names or addresses, each proxy should be completed and returned. Your proxy is revocable and will not affect your right to vote in person if you are able to attend the meeting. Your attention is directed to the attached proxy statement.

      If you plan to attend the annual meeting, please note that this is a stockholders' meeting and attendance will be limited to stockholders of the Company or their qualified representatives. Each stockholder may be asked to present valid picture identification, such as a driver's license or passport. Stockholders holding stock in brokerage accounts ("street name" holders) must bring a copy of a brokerage statement reflecting stock ownership as of the record date. A qualified representative of a stockholder must have identification as well as a properly executed proxy from the stockholder he or she is representing. Cameras, recording devices and other electronic devices will not be permitted at the annual meeting.

                                             By Order of the Board of Directors,

                                             /s/ David B. Swank
                                             -----------------------------------
                                             Secretary


Andover, Massachusetts
April 25, 2005

                              DIOMED HOLDINGS, INC.
                                 ONE DUNDEE PARK
                                ANDOVER, MA 01810
                                  978-475-7771


                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 17, 2005



Please note that you can find additional information from various sources, including the Securities and Exchange Commission's web site at http://www.sec.gov. You may also read and copy any document the Company files with the SEC at its public reference facilities. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference facilities. In addition, all of our recent SEC filings are available at www.diomedinc.com.

                               GENERAL INFORMATION

      The annual meeting of stockholders (the "annual meeting") of Diomed Holdings, Inc., a Delaware corporation (the "Company"), will be held on May 17, 2005, at the time and place and for the purposes set forth in the Notice of Annual Meeting of Stockholders accompanying this proxy statement. This proxy statement is furnished in connection with the solicitation of proxies by our board of directors on behalf of the Company in connection with the annual meeting and any continuation or adjournment thereof. Accompanying this proxy is a copy of our Annual Report on Form 10-KSB, including financial statements, for the year ended December 31, 2004. Our first distribution of this proxy statement and the enclosed form of proxy to the stockholders is on or about April 26, 2005.

DESCRIPTION OF BUSINESS

      We refer you to our 2004 annual report for information concerning our business, the history of our corporate structure and risk factors related to our business. The 2004 annual report also contains our consolidated financial statements for the year ended December 31, 2004.

SOLICITATION OF PROXIES

      In addition to solicitation by mail, our authorized directors, officers, employees and agents may solicit proxies in person, electronically (by facsimile or email or through the Internet) or by telephone at no additional compensation. We will also request record holders of common stock who are brokerage firms, custodians and fiduciaries to forward proxy material to the beneficial owners of such shares and, upon request, will reimburse such record holders for the costs of forwarding the material in accordance with customary charges. We will bear all the cost of all proxy solicitations.

REVOCATION OF PROXIES

      Any proxy given pursuant to this solicitation may be revoked by filing with, and the receipt by, the Secretary of the Company of a written revocation or duly executed proxy bearing a later date. Providing us with your proxy does not preclude the stockholder from voting in person at the annual meeting. The persons named in the form of proxy solicited by the board of directors will vote all proxies that have been properly executed by stockholders of record and returned to the Company prior to the annual meeting.

VOTING PROXIES

      If a stockholder specifies on its proxy a choice with respect to the Proposal to be acted upon, the proxy will be voted in accordance with that specification. IF NO DIRECTIONS TO THE CONTRARY ARE INDICATED, THE PERSONS NAMED IN THE PROXY WILL VOTE THE SHARES REPRESENTED THEREBY IN FAVOR OF THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED IN THIS PROXY STATEMENT AND FOR EACH PROPOSAL LISTED ON THE PROXY CARD. If necessary, and unless the shares represented by the proxy are voted against the election of the nominees for director named in this proxy statement and the Proposals described herein, the persons named in the proxy also may vote in favor of a proposal to recess the annual meeting and to reconvene it on a subsequent date or dates without further notice, in order to solicit and obtain sufficient votes to approve the matters being considered at the annual meeting.

RECORD DATE

      Holders of record of our common stock, par value $0.001 per share, at the close of business on April 11, 2005 have the right to receive notice of and to vote at the annual meeting. As of the record date, 19,423,728 shares of common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding.

VOTING RIGHTS

      Each holder of record of common stock is entitled to one vote for each share held with respect to each matter, except the election of directors, to be voted upon at the annual meeting. With respect to the election of directors, each stockholder shall be entitled to cast as many votes as shall equal the number of votes that such stockholder would be entitled to cast (but for the provision of cumulative voting), multiplied by the number of directors to be elected. For example, a holder of eight shares of common stock would be entitled to cast 72 votes in the election of directors, which is equal to the eight shares held multiplied by the nine directors to be elected. A holder may cast, in the holder's discretion, all of such holder's votes for one nominee or may distribute the votes for any two or more nominees.

QUORUM

      Presence in person or by proxy of the holders representing a majority of the outstanding shares of capital stock entitled to vote at the annual meeting will constitute a quorum. Shares for which the holder has elected to abstain or has withheld authority to vote on a matter (including broker non-votes) will count towards a quorum, but will not be voted. A "broker non-vote" is a vote withheld by a broker on a particular matter in accordance with stock exchange regulations because the broker has not received instructions from the customer for whose account the shares are held.

VOTE REQUIRED

      In the case of Proposal 1, directors will be elected by a plurality of votes cast. Proposal 2 seeks stockholder approval of an amendment to our certificate of incorporation to modify the board of directors from a single class to a staggered board of directors consisting of three classes, and thus requires a majority of our total outstanding shares of common stock for approval. Each of the other Proposals will be approved if the holders of at least a majority of the outstanding shares present at the meeting of our common stock vote to approve those Proposals. Shares for which the holder has elected to abstain or has withheld authority to vote on a matter will count towards a quorum, but will not count as votes cast on such matter. An abstention from voting on Proposals 2 through 5 has the same legal effect as a vote against the matter, even though the stockholder may interpret such action differently.

                              BENEFICIAL OWNERSHIP

      The following table sets forth beneficial ownership information as of March 23, 2005 for our capital stock owned by:

      - our chief executive officer and other executive officers whose salary and bonuses for 2004 exceeded $100,000, including officers who joined us during 2004 and whose annualized salary exceeds $100,000 (we refer to these persons as the Named Executive Officers);

      -     each director;

      -     our directors and executive officers as a group; and

      - each person who is known by us to beneficially own more than 5% of the outstanding shares of our common stock and other classes of voting stock.

      To our knowledge, each person, along with his or her spouse, has sole voting and investment power over the shares unless otherwise noted.

                                                    AMOUNT AND NATURE OF
NAME                                                BENEFICIAL OWNERSHIP       PERCENT OF CLASS(1)
-----                                               --------------------       ------------------
Sidney Braginsky                                                 7,917(2)                    0%
Gary Brooks                                                     10,583(3)                   .1%
A. Kim Campbell                                                 14,583(4)                   .1%
Joseph Harris                                                    7,917(5)                    0%
Geoffrey Jenkins                                                31,667(6)                   .2%
Peter Klein                                                     10,583(7)                   .1%
Edwin Snape                                                      7,917(8)                    0%
David Swank                                                     30,900(9)                   .2%
James A. Wylie, Jr.                                            234,123(10)                 1.2%
Christopher Geberth                                              8,333(11)                   0%
Cary Paulette                                                    8,333(12)                   0%
Kevin Stearn                                                    23,383(13)                  .1%
John J. Welch                                                   17,508(14)                  .1%
All officers and directors as a group (13 persons)             413,747                     2.1%

Beneficial Owners of More than 5% of the Company's common stock

Samuel Belzberg                                              1,612,773(15)                 8.3%

Zesiger Capital Group                                        2,091,985(16)                10.8%

Galleon Healthcare Partners, L.P. and affiliates             1,987,500(17)                 9.9%

Omicron Master Trust                                         3,855,122(18)                17.7%

(1) Calculated pursuant to Rule 13d-3 of the Rules and Regulations under the Securities Exchange Act of 1934, as amended. Percentages shown for all officers and directors as a group are calculated on an aggregate basis and percentages shown for individuals are rounded to the nearest one-tenth of one percent. The mailing address for each of the directors and officers is c/o Diomed, Inc., One Dundee Park, Andover, MA 01810.

(2) Includes 7,917 shares of common stock issuable upon the exercise of stock options vested through May 23, 2005.

(3) Includes 10,583 shares of common stock issuable upon the exercise of stock options vested through May 23, 2005.

(4) Includes 14,583 shares of common stock issuable upon the exercise of stock options vested through May 23, 2005.

(5) Includes 7,917 shares of common stock issuable upon the exercise of stock options vested through May 23, 2005.

(6) Includes 31,667 shares of common stock issuable upon the exercise of stock options vested through May 23, 2005.

(7) Includes 10,583 shares of common stock issuable upon the exercise of stock options vested through May 23, 2005.

(8) Includes 7,917 shares of common stock issuable upon the exercise of stock options vested through May 23, 2005.

(9) Includes 30,900 shares of common stock issuable upon the exercise of stock options vested through May 23, 2005.

(10) Includes 25,961 shares held plus 208,162 shares of common stock issuable upon the exercise of stock options vested through May 23, 2005.

(11) Includes 8,333 shares of common stock issuable upon the exercise of stock options vested through May 23, 2005.

(12) Includes 8,333 shares of common stock issuable upon the exercise of stock options vested through May 23, 2005.

(13) Includes 23,383 shares of common stock issuable upon the exercise of stock options vested through May 23, 2005.

(14) Includes 17,508 shares of common stock issuable upon the exercise of stock options vested through May 23, 2005.

(15) Includes 1,608,106 shares of common stock held by Gibralt US, Inc. and 4,667 shares issuable upon the exercise of fully vested stock options held by Mr. Belzberg. Mr. Belzberg is an affiliate of Gibralt Capital Corp. and Gibralt U.S. Inc., and therefore is deemed to beneficially own the securities they hold. Mr. Belzberg's address is c/o Gibralt Capital Corp., 1075 W Georgia Street, Suite 1075, Vancouver, BC V6E 3C9 Canada. Based on Form 5 filed by Mr. Belzberg with the SEC on February 16, 2005

(16) Includes 2,091,985 shares of common stock as to which we believe Zesiger has sole dispositive power, as investment adviser for Zesiger clients, none of whom individually owns more than 5% of the common stock. Zesiger's address is 320 Park Avenue, 30th Floor, New York, NY 10022. Based on Schedule 13G/A filed by Zesiger on February 14, 2005.

(17) Includes 1,412,500 shares of common stock held plus 575,000 shares of common stock issuable upon exercise of warrants. Galleon's address is 135 E 57th Street, 16th Floor, New York, NY 10022. Based on Schedule 13G/A filed by Galleon on February 14, 2005.

(18) Includes 965,939 shares of common stock underlying $2,212,000 principal amount of convertible debentures, 1,449,392 shares of common stock and 1,439,791 shares of common stock underlying warrants. Omicron's address is 810 Seventh Avenue, 39th Floor, New York, New York 10019. Information is based on documents executed and delivered by Omicron in connection with the equity and debt financing that we completed on October 25, 2004, the subsequent conversion by Omicron of convertible debentures in the principal amount of $3,288,000 (including accrued interest of approximately $31,108) into 1,449,392 shares of common stock, and assumes no other purchases or sales of our securities by Omicron.

                              RELATED TRANSACTIONS

      On October 25, 2004 we completed a private placement debt and equity financing in which we issued convertible debentures in the aggregate of $7,000,000 principal amount of convertible debentures, 2,362,420 shares of common stock and warrants to purchase up to an aggregate of 3,013,671 shares of common stock (of which we issued 1,832,461 warrants to the investors who purchased debentures and 1,181,210 warrants to the investors who purchased common stock). The debentures are convertible at any time at the option of the holder into the Company's common stock at a conversion price of $2.29 per share. The conversion price is subject to certain adjustments, with a minimum conversion price of $2.20 per share, unless the Company obtains stockholder approval to reduce the conversion price below $2.20. We are requesting stockholder approval of the elimination of this minimum conversion price under Proposal 4. See Proposal 4 in this proxy statement for further information. The warrants are exercisable for five years from the date of issuance at an exercise price of $2.10 per share. The exercise price is subject to certain adjustments, with a minimum exercise price of $1.91 per share unless the Company obtains stockholder approval to reduce the exercise price below $1.91. We are requesting stockholder approval of the elimination of this minimum exercise price under Proposal 5. See Proposal 5 in this proxy statement for further information.

      As a result of the securities purchased by the investors in this debt and equity financing, these investors have an interest in the outcome of the stockholder's votes on Proposal 4 and Proposal 5, since, in either case, approval of the proposal will allow the possibility of a reduction in the price at which the investor may acquire shares of our common stock in the future. The terms and conditions of these securities are described in further detail in our 2004 annual report, and the forms of the agreements under which we issued these securities are included as exhibits to the Current Report on Form 8-K that we filed on September 29, 2004 with the SEC.

      We expect the investors holding shares of common stock as of the April 11, 2005 record date for the annual meeting to vote their shares in favor of Proposal 4 and/or Proposal 5. As of the record date, we believe that investors who purchased debentures in the October 25, 2004 debt financing owned approximately 1,450,000 shares of common stock and that investors who purchased common stock on October 25, 2004 owned approximately 1,680,000 shares of common stock.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act requires our directors, executive officers and persons who own more than 10% of any class of our capital stock to file with the SEC initial reports of ownership and reports of changes in ownership and to provide copies of such reports to us. Based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required to be filed during the fiscal year ended December 31, 2004, we believe that all of the filing requirements applicable to our officers, directors and beneficial owners of greater than 10% of our common stock were complied with during the most recent fiscal year as to which we have issued our annual report, except as follows:

      Three of our directors and executive officers did not timely file notices of the acquisition of stock options that we granted during 2004. The following grants of options were not reported within ten business days of grant to these new directors on Forms 3 required to be filed with the SEC, but were reported when these officers and directors filed their respective Forms 5 with the SEC in February 2005:

                                                               Number of Shares
                                                                  underlying
         Name                       Date of Grant               Stock Options *
         ----                       -------------               -------------
         Sidney Braginsky              2/24/04                      20,000
         Edwin Snape                   2/24/04                      20,000
         Joseph Harris                 2/24/04                      20,000

*Number of shares underlying stock options are adjusted to give effect to the 1:25 reverse stock split effective on June 17, 2004.

      In the debt and equity financing that we completed on October 25, 2004, we issued to Omicron Master Trust (i) convertible debentures in the principal amount of $5,500,000, convertible into 2,401,747 shares of common stock and (ii) warrants to purchase 1,439,791 shares of common stock. These securities represented approximately 20% of our outstanding shares (assuming the conversion and exercise of Omicron's derivative securities). To our knowledge, Omicron did not file a Form 3 with the SEC to indicate its acquisition of beneficial ownership of common stock, required to be filed within 10 business days of the acquisition of these securities, or Forms 4 to reflect any subsequent acquisitions or dispositions of our securities that may have occurred.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

      Our directors are elected annually to serve until the next annual meeting of stockholders, or until their successors are elected and have been qualified. As a result, the terms of each of the nominees below will expire at the annual meeting.

      Although all nominees have indicated their willingness to serve if elected, if at the time of the annual meeting any nominee is unable or unwilling to serve, shares represented by properly executed proxies will be voted at the discretion of the persons named in those proxies for such other person as the board may designate.

      Information about the nominees for election as directors appears below:

                                    DIRECTOR       PRINCIPAL  OCCUPATION DURING
NAME                    AGE          SINCE         LAST FIVE YEARS AND DIRECTORSHIPS
----                    ---         --------       ---------------------------------
Geoffrey Jenkins        52            2002         Mr. Jenkins has been a director of Diomed since 2001, a
                                                   director of the Company since the February 14, 2002 merger, is chairman of the Compensation Committee and has been the
                                                   chairman of the board of directors of the Company since
                                                   January 2003.  Mr. Jenkins has over twenty-five years of
                                                   experience in building consumer and professional healthcare companies.  In 2000, he founded and became the president of
                                                   UV-Solutions, LLC, a product development company.  From 1998 to 2000, Mr. Jenkins held the positions of chief operating officer and then president of MDI Instruments, which was
                                                   acquired by Becton Dickinson in 1999.  MDI Instruments
                                                   developed and marketed diagnostic devices for the healthcare market.  Mr. Jenkins holds a BS and BA from Clarkson
                                                   University, awarded in 1976.

Sidney Braginsky        67            2004         Mr. Braginsky has been a director since January 2004.  Mr.
                                                   Branginsky has in excess of thirty years of executive
                                                   experience in scientific and consumer products.  During the past five years and prior thereto, Mr. Braginsky has held a variety of executive level positions.  Currently, Mr.
                                                   Braginsky is the chairman of DoubleD Venture Fund, LLC,
                                                   chairman of Atropos Technologies, LLC, chief executive officer and president of Ineedmd, Ltd. and chairman and chief
                                                   executive officer of Digilab, LLC, a manufacturer and marketer of spectroscopy instruments.  From 2001 through 2003, Mr.
                                                   Braginsky was president of Mediscience Corp., a designer and developer of diagnostic medical devices.  From 1994 through
                                                   2000, he was president and chief operating officer of Olympus
                                                   America, Inc., which he joined in 1970. During his tenure at
                                                   Olympus America, a business unit of the global Japanese
                                                   company, Mr. Braginsky built Olympus America into a billion dollar business unit focused on optical products.  Mr.
                                                   Braginsky currently serves as a director of Noven
                                                   Pharmaceutical Corp. (where he is a member of the Audit
                                                   Committee), a director of Estech Cardiology and a director of
                                                   E.O.S.Electro-Optical Systems.  Mr. Braginsky is also chairman of the board of City University of New York, Robert Chambers
                                                   Laboratory, chairman of International Standards Organization
                                                   Optics and Electro-Optical Systems and a board member of
                                                   several other organizations in the scientific and educational community.  Mr. Braginsky attended the City University of New
                                                   York.

Gary Brooks             70            2003         Mr. Brooks has been a director of the Company since March 2003 and is a member of the Audit Committee.  Mr. Brooks is a
                                                   nationally recognized turnaround consultant and crisis
                                                   manager.  During the past five years and prior thereto, Mr.
                                                   Brooks has principally served as chairman and chief executive officer of Allomet Partners, Ltd. where since 1985 he has
                                                   provided turnaround consulting and interim management services to more than 400 companies.  He has over thirty-five years of diversified executive management experience.  Mr. Brooks
                                                   earned a BS in Biochemical Engineering and Industrial
                                                   Management from Massachusetts Institute of Technology in 1955 and an MS in Chemical Engineering and Operations Research from the University of Rochester in 1959.

A. Kim Campbell         57            2002         Ms. Campbell has been a director of the Company since March
                                                   2002, and is a member of the Compensation Committee.  Ms.
                                                   Campbell served as Canada's 19th (and first female) Prime
                                                   Minister in 1993.  She was also Canada's Minister of Justice,
                                                   Attorney General and Minister of National Defense.  Currently,
                                                   Ms. Campbell is the Secretary General of the Club of Madrid,
                                                   an organization which promotes democracy and is comprised of
                                                   55 former heads of state and government.  She maintains her long-standing relationship with Harvard University by serving as an Honorary Fellow to the Center for Public Leadership at
                                                   the John F. Kennedy School of Government.  In 2000, she
                                                   completed a four-year term as Consul General of Canada in Los
                                                   Angeles, California, in which she fostered trade in the
                                                   high-tech and biotechnology industries.  Ms. Campbell holds a range of prestigious positions, including Senior Fellow of the
                                                   Gorbachev Foundation of North America in Boston,
                                                   Massachusetts, member of the International Council of the Asia
                                                   Society of New York and Chair Emerita of the Council of Women
                                                   World Leaders, an organization of current and former
                                                   Presidents and Prime Ministers.  Ms. Campbell holds a BA and an LLB from the University of British Columbia, awarded in
                                                   1969 and 1983, respectively, performed doctoral work in Soviet government at the London School of Economics from 1970 to 1973
                                                   (ABD), and holds six honorary doctorates.

Joseph Harris           58            2004         Mr. Harris has been a director of Diomed since February 2004.
                                                   Mr. Harris  is currently a partner in Trillium Lakefront
                                                   Partners, III, an early stage and growth equity venture
                                                   capital company. He has also served as senior vice-president and director of corporate strategy & development for
                                                   Smithkline Beecham, where his responsibilities included
                                                   management of corporate acquisitions, divestitures, and joint ventures; Eastman Kodak, as managing director of business
                                                   development and director of Licensing Technology Development;
                                                   and senior vice president, corporate development at Cantel
                                                   Medical Corp, a publicly-traded medical device Company. Mr.
                                                   Harris was a certified public accountant with Coopers &
                                                   Lybrand and practiced law in the state of New York with the

                                                   Mackenzie law firm.  Mr. Harris also serves on the board of directors of Ortho Vita, Inc,. A manufacturer and marketer of bio-materials.
                                                   Mr. Harris received his  bachelors degree in
                                                   Accounting and his MBA from Syracuse University School of
                                                   Business. He earned his Juris Doctor degree from the Syracuse
                                                   University School of Law.

Peter Klein             51            2002         Mr. Klein has been a director of Diomed since 1999 and a
                                                   director of the Company since the February 14, 2002 merger.
                                                   Mr. Klein served as the president and chief executive officer of Diomed from June 1999 and of the Company since the merger through January 2003, at which time he resigned from the
                                                   offices of president and chief executive officer, but remained a director.  Mr. Klein is currently president and chief
                                                   executive officer of Enefco International Inc., a
                                                   manufacturer  of custom die cut and assembly work products.
                                                   For thirteen years prior to joining Diomed, Mr. Klein has
                                                   served as an executive in the medical image processing
                                                   business, first as founder, president and co-chairman of
                                                   Tomtec Imaging Systems, then as president and chief executive officer of Medison America, Inc., a subsidiary of the Korean
                                                   Group Medison.

Edwin Snape, Ph.D.      64            2004         Dr. Snape has been a director since January 2004.  Dr. Snape has extensive experience in a broad range of medical-related fields.  His experience in the field of medical devices
                                                   represents a broad range of technologies and markets,
                                                   including wound drainage, blood transfusion, ultrasound, MRI, implantable devices, drug delivery, vascular access, organ isolation, atrial fibrillation, cardiac monitoring,
                                                   temperature management and thrombectomy.  In the diagnostic field, Dr. Snape's experience includes alcohol and drug
                                                   testing, diabetes, cardiovascular disease, haematology testing and antibody-based diagnostic testing.  His experience in the pharmaceutical field includes drug delivery, CNS disorders, viral and bacterial diseases, GI tract disorders, human tissue and organ regeneration and oncology.  During the past five years and prior thereto, Dr. Snape has been a partner of New
                                                   England Partners, a venture capital company based in Boston,
                                                   Massachusetts founded in 1995.  He was either the founder or management partner in nine private equity funds, and has been involved in numerous investments, including over 320
                                                   investments in the health care sector, fourteen of which
                                                   completed initial public offerings and seventeen of which were either merged or acquired.  Dr. Snape earned Bachelor of
                                                   Science and Ph.D. degrees from University of Leeds, England.

David Swank             47            2003         Mr. Swank has been a director of the Company since March 2003 and served as chairman of the Audit Committee from that time until he became the Company's chief financial officer,
                                                   effective September 1, 2003.  Mr. Swank is president and
                                                   founder of BrookstoneFive, Inc., a private consulting firm engaged in corporate strategy formulation and capital
                                                   acquisition.  Since 1997, Mr. Swank has principally been the president of BrookstoneFive, Inc., although from 2001 to the beginning of 2003, he also served as executive vice president and chief financial officer of Melard Technologies, Inc., a
                                                   New York-based, privately held high-tech developer of wireless computing devices.  From 1994 to 1996, he served as executive vice president-corporate development and senior vice
                                                   president-chief financial officer at Telxon Corporation, a publicly traded developer of mobile computing devices, and from 1989 to 1992, he was regional controller for PepsiCo
                                                   Foods International (PFI), the international snack food
                                                   subsidiary of PepsiCo, Inc.  Mr. Swank earned a BS in Business
                                                   Administration in the honors accounting program at The Ohio
                                                   State University in 1980 and an MBA with a concentration in
                                                   Finance at Southern Methodist University in 1989.

James A. Wylie, Jr.     66            2003         Mr. Wylie has been a director of the Company since January
                                                   2003, at which time he also became the Company's president and chief executive officer.  Prior to joining the Company, Mr.
                                                   Wylie acted as a consultant from 1994 through 2002, providing strategic advisory and interim executive management services to institutional investors and operating companies in the
                                                   medical device, health care, chemical and telecommunications industries.  Mr. Wylie has more than 30 years of global
                                                   executive management experience as a division president, group executive, president and chief executive officer of both
                                                   private and public corporations.  Mr. Wylie holds a BS in
                                                   Chemistry from Bates College.

      None of the persons named above are related by blood, marriage or adoption to any other director nominees or any of our executive officers.


DIRECTOR NOMINATION BY STOCKHOLDERS

      In accordance with our by-laws, a stockholder who is interested in nominating a person to the board (or making any other proposal to the stockholders) should submit in writing to the Secretary of the Company timely notice of such nomination (or stockholder proposal). Any such notice must be given either by personal delivery or by United States mail, postage prepaid, not less than 30 nor more than 90 days in advance of the annual meeting; provided however, that in the event we give less than 40 days' notice of the date of the meeting, notice of such nomination (or stockholder proposal) must be received not later than the close of business on the tenth day following the day on which our notice of the date of the meeting was mailed or otherwise given. The contents of a stockholder notice of director nomination (or other proposal) must be as specified in our by-laws, a copy of which may be obtained by any stockholder who directs a written request for the same to the Secretary of the Company.

COMMUNICATING WITH THE BOARD OF DIRECTORS

      The board of directors will give appropriate attention to written communications received from stockholders and will respond if and as the board in its discretion deems appropriate. The chairman of the board of directors is primarily responsible for monitoring communications from stockholders and for referring matters submitted by stockholders as the chairman, in consultation with our outside legal counsel, deems appropriate. Generally, the chairman will refer to the board communications from stockholders that relate to important substantive matters and include suggestions, comments or information that the chairman considers important for the directors to know. Communications related to corporate governance and long-term corporate strategy are generally more likely to receive the attention of the board than are communications relating to ordinary business affairs, personal grievances and matters to which we tend to receive repetitive or duplicative communications.

      Stockholders who wish to send communications to the board of directors should address such communications in writing to the Board of Directors, c/o Investor Relations, Diomed Holdings, Inc., One Dundee Park, Andover, MA 01810.

                       CERTAIN INFORMATION CONCERNING THE
                      BOARD OF DIRECTORS AND ITS COMMITTEES


COMMITTEES

      Our board of directors has established three standing committees: an Audit Committee, a Nominating-Corporate Governance Committee (which we refer to as the Nominating Committee in this discussion) and a Compensation Committee.

      The Audit Committee members are Gary Brooks, Sidney Braginsky and Joseph Harris (Chairman). The Audit Committee is charged with overseeing that management has (a) maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company; (b) established and maintained processes to assure that an adequate system of internal control is functioning within the Company; and (c) established and maintained processes to assure compliance by the Company with all applicable laws, regulations and Company policies. The Audit Committee operates pursuant to a charter adopted by the board, which is attached to this proxy statement as Appendix A. The 2004 report of the Audit Committee is included below.

      In choosing the board's Audit Committee members, the board of directors considered a number of factors, including the business experience and financial expertise of proposed Audit Committee members. At the time they joined the board of directors in the first quarter of 2003, the board determined that David Swank and Gary Brooks each satisfied the Securities and Exchange Commission's definition of "Audit Committee financial expert" contained in the SEC's rules.

When they became directors, Messrs. Swank and Brooks joined the Audit Committee (of which Peter Norris, a former director, and Geoffrey Jenkins were already members), and Mr. Swank assumed the role of Audit Committee chairman. When Mr. Swank became our chief financial officer in September 2003, he resigned from the Audit Committee and Mr. Brooks assumed the role of Audit Committee chairman. Peter Norris resigned from the board (and hence the Audit Committee) in September 2003. Sidney Braginsky joined the Audit Committee when he became a director in January 2004. Joseph Harris joined the Audit Committee when he became a director in February, 2004, filling a seat vacated by Mr. Jenkins at that time. The board determined that Mr. Harris satisfied the SEC's definition of "Audit Committee financial expert," and he assumed the role of Audit Committee chairman from Gary Brooks, who remains an Audit Committee member. It is our practice that the Audit Committee shall approve all audit, audit-related and tax-related services in advance of the performance of such services.

      The members of the Nominating Committee are Geoffrey H. Jenkins (chairman), Sidney Braginsky and A. Kim Campbell. The principal function of the Nominating Committee is to consider the credentials of prospective directors and executive officers and make recommendations to the board with respect to filling vacancies. The Nominating Committee also administers the terms of the stockholders agreement among the Company and certain investors in our 2003 equity financing which pertain to the designation of three directors by those investors, which the board will then consider for nomination and use its best efforts to nominate as directors. The Nominating Committee operates pursuant to a charter adopted by the board, which is attached to this proxy statement as Appendix B. The board established the Nominating Committee in January 2004, and it expanded the role of the Nominating Committee and adopted a charter in February 2005. The 2004 report of the Nominating Committee is included below.

      The members of the Compensation Committee are Geoffrey H. Jenkins (chairman), A. Kim Campbell and Dr. Edwin Snape. The functions of the Compensation Committee include reviewing, evaluating and approving the amount, design and implementation of compensation programs for officers and key personnel, making awards under and administering the Company's stock incentive programs, reviewing and making recommendations with respect to senior management organization and reviewing the Company's programs for attracting and compensating management personnel at lower and middle levels. The 2004 report of the Compensation Committee is included below.

MEETINGS

      During 2004, the board of directors held seven meetings, the Audit Committee held four meetings, the Compensation Committee held seven meetings and the Nominating Committee held two meetings. No director attended less than 75 percent of the aggregate number of meetings of the board and committees on which he or she served. The board of directors also takes action from time-to-time on specific matters by adopting resolutions on various matters by unanimous written consent in lieu of a meeting.

DIRECTOR COMPENSATION

      Directors who are also our employees do not receive separate compensation for their service as directors, although we may award stock options or other compensation in our discretion. We pay an honorarium to directors who are not also our employees (see the Compensation Committee Report, below), and we typically award stock options or other stock-based compensation in our discretion. The board retains discretion to award other forms of compensation to directors. We also reimburse non-employee directors for reasonable out-of-pocket expenses incurred in attending directors' meetings.

                             AUDIT COMMITTEE REPORT

      The Audit Committee of the board of directors provided the following report for 2004:

      The Audit Committee acts under a written charter adopted by the board of directors. The Audit Committee's primary function is to assist the board of directors in its oversight of the Company's financial reporting process. Management is responsible for the preparation, presentation and integrity of the Company's financial statements; accounting and financial reporting principles; internal controls; and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Our independent registered public accounting firm, BDO Seidman, LLP, is responsible for performing an audit of our consolidated financial statements in accordance with standards established by the Public Company Accounting Oversight Board (United States).

      In performing its oversight role, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, and has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee has considered whether the provision of non-audit services (none of which related to financial information systems design and implementation) by the independent auditors is compatible with maintaining the auditors' independence and has discussed with the auditors the auditors' independence. Based on the review and discussions described in this report, and subject to the limitations on its role and responsibilities described below and in its charter, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004 filed with the SEC.

      At the beginning of 2004, Gary Brooks (chairman) and Geoffrey Jenkins were the sole members of the Audit Committee. Sidney Braginsky joined the board of directors in January 2004, and became a member of the Audit Committee at that time. Joseph Harris joined the board of directors in February 2004, and became a member of the Audit Committee at that time, when he also replaced Mr. Brooks as chairman of the Audit Committee. Mr. Jenkins resigned from the Audit Committee concurrently with Mr. Harris' appointment. Mr. Brooks and Mr. Harris each have expertise in accounting and auditing matters, and the board of directors determined that they each satisfy the SEC's definition of "audit committee financial expert." Each member of the Audit Committee during 2004 was an "independent director" (as defined under AMEX rules).

                                                  Joseph Harris (Chairman)
                                                  Sidney Braginsky
                                                  Gary Brooks

                          COMPENSATION COMMITTEE REPORT

      The Compensation Committee of the board of directors provided the following report for 2004:

      The Compensation Committee was established by the board of directors in March 2002. The Compensation Committee is responsible for determining the nature and amount of compensation to be paid to the Company's executive officers, including establishing performance-based criteria and goals related to compensation, administering the Company's equity incentive and bonus plans, making grants of awards under such plans, and approving agreements with the chief executive officer and the other executive officers. The members of the Compensation Committee are "independent directors" (as defined under AMEX rules).

      Compensation Policy. The primary goal of the Compensation Committee when assessing compensation alternatives is to attract and retain highly qualified executive officers and key employees in an effort to enhance shareholder value. The Company intends to realize this goal by providing competitive compensation and permitting executive officers to take an ownership stake in the Company commensurate with their relative levels of seniority and responsibility. The Compensation Committee performs a general review each year of the Company's executive compensation.

      With respect to 2004, the Compensation Committee's primary goal was to provide the executive officers with total compensation that, based on individual and Company performance over an appropriate period of time, was commensurate with the total compensation for executives with comparable positions at peer companies.

      The Compensation Committee addressed hiring of executive officers and highly compensated employees (those with annual compensation of $100,000 or more), as well as other executive compensation matters applicable to specific persons, on an individual basis during 2004. In terms of new hires during 2004, the Compensation Committee approved the terms of the hiring of Christopher Geberth as vice president, finance, in April 2004 and the hiring of Cary Paulette, vice president, North American sales, in December 2004.

      The Compensation Committee also recognized that stock-based compensation is an important component of overall compensation for directors, officers, employees and others who provide services to the Company. In 2003, we adopted a stock-based incentive plan, the 2003 Omnibus Incentive Plan, to provide for stock-based compensation to be awarded to these persons. The 2003 Omnibus Plan provides for the issuance of up to 1,600,000 (as adjusted to reflect the 1:25 reverse stock split that became effective June 17, 2004) shares of common stock (including stock options) as incentive grants. The stockholders approved the 2003 Omnibus Plan at our 2003 annual meeting of stockholders in November 2003.

      The Compensation Committee determined that the amount of shares available for grant under the 2003 Omnibus Plan (approximately 620,000 as of December 31, 2004 and approximately 60,000 as of March 23, 2005) was insufficient for future grants of stock-based compensation that the Company would be well advised to grant in the future. Therefore, the Compensation Committee recommended to the board of directors an amendment to the 2003 Omnibus Plan to increase the number of shares available for grant by an additional 1,500,000 shares. (See Proposal 3 in this proxy statement).

      In 2004, the Company sought to achieve a mix of the various forms of compensation noted above to properly compensate and motivate its executives on an individual basis commensurate with their relative levels of seniority and responsibility. A variety of factors were considered in arriving at the amount and mix of compensation paid or awarded to the Company's executive officers and other highly compensated employees. Key factors in the assessment of the compensation of the Company's executive officers were the Company's overall performance and their respective roles in the achievement of individual and Company goals during 2004.

      Base Salary. The Company's philosophy with respect to setting base salary is generally to compensate its executive officers with reasonable current income on a competitive basis. Accordingly, the Company increased the salaries of several executive officers during 2004, as follows:

   Name and Title       Amount of Increase     Annual Base Salary after Increase
  ------------------    ------------------     ---------------------------------
  James A. Wylie, Jr.   $30,000 (as of 1/1/04)  $330,000
  President and CEO

  David B. Swank,       $50,000 (as of 3/1/04)  $200,000
  CFO and Secretary

  Kevin Stearn,         BPS 5,000 (as of        BPS 96,000
  Managing Director,    9/1/04)
  Diomed Ltd.

  John Welch,           $12,000 (as of          $175,000
  VP, North American    10/1/04)
  Marketing


      Bonuses. The Company awarded cash bonuses to certain officers in 2004 as recognition of their performance in 2004 and their contributions to the Company's overall performance. These cash bonuses, each of which the Company paid in 2005, are as follows:

                                        Total Amount of Bonus Awarded for 2004
  Name and Title                                    Performance
  --------------                        --------------------------------------
James A. Wylie,                                       $66,000
Jr., President and CEO

David B. Swank,                                       $42,000
CFO

Kevin Stearn,                                         $32,000
Managing Director,
Diomed Ltd.

Christopher Geberth,                                  $20,000
VP, Finance

Cary Paulette,                                        $30,000
VP, North American Sales                          (signing bonus)

John Welch,                                           $25,000
VP, North American Marketing

      The Company also awarded cash bonuses in 2004 to its sales executives, based on sales performance goals they achieved.

      Equity-Based Incentive Compensation. The Company's equity-based incentive compensation granted in 2004 was in the form of stock option grants. The Committee believes that reliance upon such incentives is advantageous to the Company because it fosters a long-term commitment by the recipients to the Company, and does not require a cash outlay by the Company. During the fiscal year ended December 31, 2004, the Company granted stock options to directors and named executive officers (including highly compensated employees) as set forth below (adjusted to reflect the 1:25 common stock reverse split effective June 17, 2004); all options were granted under the 2003 Omnibus Incentive Plan:

  Name and Title                      Number of Options         Date Granted     Exercise Price per Share
  --------------                      -----------------         ------------     ------------------------
  James A. Wylie, Jr., President                 19,412            3/26/04                 $4.25
  and CEO; Director                             160,000            2/24/04                 $5.00
                                                108,000            2/11/04                 $4.50

  David B. Swank,                                10,000           10/29/04                 $2.02
  CFO and Secretary; Director                    60,000            2/24/04                 $5.00

  Geoffrey Jenkins,                              60,000            2/24/04                 $5.00
  Director (Chairman)

  Sidney Braginsky,                              20,000            2/24/04                 $5.00
  Director

  Gary Brooks,                                   20,000            2/24/04                 $5.00
  Director

  A. Kim Campbell,                               20,000            2/24/04                 $5.00
  Director

  Joseph Harris,                                 20,000            2/24/04                 $5.00
  Director (Audit Committee
  Chairman)

  Peter Klein,                                   20,000            2/24/04                 $5.00
  Director

  Kevin Stearn,                                  34,000            2/24/04                 $5.00
  Managing Director, Diomed Ltd.

  Christopher Geberth,                           10,000            12/9/04                 $3.54
  VP, Finance                                    20,000            5/17/04                 $2.50

  Cary Paulette,                                 50,000            12/9/04                 $3.54
  VP, North American Sales

  John Welch,                                    28,000            2/24/04                 $5.00
  VP, North American Marketing

      Compensation of CEO. Effective December 28, 2003, we entered into a new employment agreement with James A. Wylie, Jr., under which he became the Chief Executive Officer of the Company and which, among other things, extended for one year (until December 31, 2005) the term of his employment with the Company. Effective February 15, 2005, we further extended the term of Mr. Wylie's employment, increased his salary and made other changes to the terms of his employment. We also modified certain terms of the employment of several other executive officers on February 15, 2005. (See "Employment Agreements," below, for a description of these changes).

      Compensation of Directors. With the approval of the Compensation Committee and the board of directors, in 2004 the Company implemented a program of providing honorariums to directors to whom we do not also pay a salary. We instituted this program because we believed it was appropriate to provide monetary compensation to our outside directors for their efforts on behalf of the Company, and would assist the Company in attracting and retaining qualified persons to act as directors and to serve on committees of the board. These stipends are $1,000 per face-to-face meeting, plus annual stipends, as follows:

                   Position                                    Amount per Annum
                   --------                                    ----------------
                   Director                                    $12,000
                   Chairman of Board of Directors              $10,000
                   Audit Committee Chairman                    $10,000
                   Audit Committee Member                      $  5,000
                   Compensation Committee Chairman             $  5,000
                   Compensation Committee Member               $  2,500

      Benefits. The Company seeks to provide benefits to its executives and other employees that are commensurate with those provided by other companies comparable to us, in a cost-effective manner. In particular, the Compensation Committee determined that is imperative to provide adequate director and liability insurance in order to attract and retain qualified persons to serve as our directors and officers.

                                                    Geoffrey Jenkins (Chairman)
                                                    A. Kim Campbell
                                                    Edwin Snape, Ph. D.


                           NOMINATING COMMITTEE REPORT

      The board of directors established the Nominating Committee in January 2004. Each member of the Nominating Committee is to be an independent director, as defined under the applicable rules of the SEC and the American Stock Exchange. Geoffrey Jenkins (Chairman) and Sidney Braginsky served as the members of the Nominating Committee in 2004.

      The Nominating Committee operates under a charter the board of directors adopted in February 2005, at which time it expanded the functions of the Nominating Committee to include certain corporate governance matters. Although the Nominating Committee acted in 2004 without a charter, the actions during 2004 of the Nominating Committee were consistent with the charter as if such charter had been adopted by the board when it established the Nominating Committee in January 2004, with the exception that the Nominating Committee charter specifies that the Nominating Committee consist of three members and the Nominating Committee as constituted during 2004 consisted of two members. After adoption of the charter in February 2005, the board named A. Kim Campbell, an independent director, as the third member of the Nominating Committee.

      The purposes of the Nominating Committee are to identify individuals who are qualified to serve on the Company's board of directors, to recommend to the board to select, the director nominees for the next annual meeting of stockholders and to develop and recommend to the board corporate governance principles with respect to the Company.

      The Nominating Committee also administers the Stockholders' Agreement among the Company and certain stockholders who invested in the Company in the equity financing completed in November 2003. The Stockholders' Agreement will automatically terminate when the investors who are parties to that agreement hold less than half of the shares that were originally held by them after completing the November 2003 financing. The Stockholders' Agreement provides the investors who are parties to that agreement with the right to designate three director candidates. These investors designated the following persons for nomination by the board in January and February 2004: Joseph Harris, Sidney Braginsky, and Edwin Snape, Ph.D. Our board nominated these three persons and thereafter appointed them to the board. Dr. Snape became a member of the Nominating Committee when he joined the board in January 2004 and Mr. Braginsky became a member of the Audit Committee when he joined the board in January 2004. Mr. Harris became a member and the Chairman of the Audit Committee when he joined the board in February 2004.

      Candidates will be identified by the Nominating Committee on the basis of the anticipated needs of the board when vacancies on the board occur or are contemplated, through various sources, including management, directors, stockholders and stockholders with contractual rights to designate nominees for appointment and election. The Nominating Committee's policy with regard to candidates designated by stockholders is to consider such candidates and to evaluate the merits of such candidates on the basis of their credentials, skills, character (including demonstrated ethical standards), experience (including experience in the medical device industry) and diversity that they would bring to the board of directors, among other factors. The Nominating Committee would also consider the independence and other appropriate characteristics of the candidate under AMEX and SEC rules (including any specific minimum criteria that are required of directors) and the board's needs as currently constituted.

      The Nominating Committee will consider candidates suggested by securityholders in any manner consistent with the Company's by-laws and any applicable agreement to which the Company is a party. Generally, a securityholder who wishes to suggest a candidate to the Nominating Committee will contact the Company's secretary in writing and include the name and address of the securityholder as it appears in the Company's books and records, the number and class of each class of securities beneficially owned, the name, address and biographical information of the suggested nominee, an indication that the suggested nominee would be willing to serve as a director and a description of any arrangements, understandings or relationship between the securityholder and the suggested nominee. Any such candidates suggested by securityholders will be evaluated on the same basis as candidates identified by the Nominating Committee, except to the extent that the Company may be bound by any agreement to put forth for appointment or election any designees of any securityholders, although the Nominating Committee and the board of directors will generally retain in the board ultimate discretion as to whether to nominate or appoint any director candidate under any such agreement.

      The Nominating Committee recommended the nomination of Mr. Harris in February 2004, and the board thereafter appointed Mr. Harris to the board in February 2004. No other candidates came before consideration of the Nominating Committee in 2004, as no changes in the board of directors occurred or were contemplated after the appointment of Mr. Harris to the board in February 2004. The Nominating Committee recommended the nomination of each of the nine incumbent directors for re-election at the 2005 annual meeting of stockholders.

                                                    Geoffrey Jenkins (Chairman)
                                                    Edwin Snape, Ph.D
                                                    A. Kim Campbell

                   CODE OF ETHICS AND CODE OF BUSINESS CONDUCT

      In April 2004, our board of directors adopted a formal policy regarding ethical requirements imposed upon the Company's chief executive officer and those officers engaged in financial management. Also in April 2004, our board of directors adopted a formal policy regarding the business standards to which all of the Company's directors, employees and consultants will be held.

      We have filed with the Securities and Exchange Commission copies of the Code of Ethics and the Code of Business Conduct, and we have posted them on our website, www.diomedinc.com. We will provide copies of the Code of Ethics and/or Code of Business Conduct free of charge upon written request directed to: Diomed Holdings, Inc., One Dundee Park, Andover, MA 01810, Attention: Corporate Secretary, or by oral request to the Corporate Secretary at telephone 978-475-7771.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth certain information concerning the compensation that we paid for services rendered in all capacities for the fiscal years ended December 31, 2003 and 2004 and by those individuals serving as our chief executive officer during 2003 and our other executive officers serving on December 31, 2004 whose salary and bonuses for 2004 exceeded $100,000. We refer to these officers as the "Named Executive Officers." Numbers of shares referenced below are adjusted to reflect the 1:25 reverse stock split effective June 17, 2004. This information is unaudited.

                                                                                  Long Term
                                                                                Compensation
                                                                                    Awards
                                                                                 Securities
  Name and                     Fiscal                                            Underlying         All Other
  Principal                     Year          Annual Compensation                Options (1)      Compensation
  Position                      End         Salary            Bonus             (No. Shares)           (2)
--------------------------------------------------------------------------------------------------------------
James Wylie (3)              12/31/04          $330,000          $50,000       287,412                       $0
                             12/31/03          $225,000         $177,000        32,000                  $75,000

David Swank (4)              12/31/04          $177,544          $70,000       70,000                        $0
                             12/31/03           $96,100               $0        8,000                        $0

Kevin Stearn (5)             12/31/04          $171,000          $32,000       34,000                        $0
                             12/31/03          $134,000               $0        6,000                        $0

John Welch (6)               12/31/04          $165,500          $25,000       28,000                        $0
                             12/31/03          $146,000               $0        4,400                        $0

Christopher Geberth (7)      12/31/04           $80,000               $0       30,000                        $0
                             12/31/03                $0               $0            0                        $0

Cary Paulette (8)            12/31/04           $11,330               $0       50,000                        $0
                             12/31/03                $0               $0            0                        $0

(1) During fiscal 2004 and 2003, neither Diomed Holdings, Inc. nor Diomed, Inc. granted any restricted stock awards or stock appreciation rights or made any long-term incentive plan payouts to any Named Executive Officer.

(2) Includes all other annual compensation and all other long-term compensation. Perquisites are not included if the aggregate amount is less than the lesser of $50,000 or 10% of salary and bonus.

(3) Pursuant to terms of Mr. Wylie's employment agreement, Mr. Wylie's annual salary was increased from $300,000 to $330,000. We granted options to purchase 287,412 shares of common stock to Mr. Wylie in 2004. We paid Mr. Wylie a bonus of $50,000 in 2004 in recognition of his services performed in 2003. We agreed to pay Mr. Wylie a bonus of $66,000 in 2005 in recognition of his services performed in 2004. Effective February 15, 2005, we increased Mr. Wylie's annual base salary to $355,000. See "Employment Agreements," below.

(4) Mr. Swank became a director in March 2003 and served on our Audit Committee from that time until September 1, 2003, when we appointed Mr. Swank as chief financial officer on a consulting basis. We paid Mr. Swank consulting fees of $177,544 during 2004. Mr. Swank's consulting fee is currently $16,667 per month. We granted options to purchase 70,000 shares of common stock to Mr. Swank in 2004. We also paid Mr. Swank an aggregate bonus of $70,000 in 2004, including $50,000 in recognition of his services performed in connection with the equity financing completed in 2003 and $20,000 in recognition of his other services performed in 2003. We also agreed to pay Mr. Swank a bonus of $42,000 in 2005 in recognition of his services performed in 2004.

(5) Mr. Stearn began employment in February 2000. All figures expressed as converted into US dollars from British Pounds Sterling. Mr. Stearn's annual salary was increased from BPS 91,000 to BPS 96,000 effective September 1, 2004. We granted options to purchase 34,000 shares of common stock to Mr. Stearn in 2004. We paid Mr. Stearn a bonus of $33,000 in 2004 in recognition of his services performed in 2003. We agreed to pay Mr. Stearn a bonus of $32,000 in 2005 in recognition of his services performed in 2004.

(6) Mr. Welch became our vice president of North American marketing in October 2002. We increased Mr. Welch's annual salary to $175,000 effective October 1, 2004. We granted options to purchase 28,000 shares of common stock to Mr. Welch in 2004. We paid Mr. Welch a bonus of $25,000 in 2004 in recognition of his services performed in 2003. We agreed to pay Mr. Welch a bonus of $25,000 in 2005 in recognition of his services performed in 2004.

(7) Mr. Geberth became our vice present of finance in May 2004, at an effective annual salary of $125,000. We granted options to purchase 30,000 shares of common stock to Mr. Geberth in 2004. We agreed to pay Mr. Geberth a bonus of $20,000 in 2005 in recognition of his services performed in 2004.

(8) Mr. Paulette became our vice president of North American sales in December 2004, at an effective annual salary of $175,000. We granted options to purchase 50,000 shares of common stock to Mr. Paulette in 2004. We also agreed to pay Mr. Paulette a bonus of $30,000 in 2005 as an incentive to join the Company.

                      EQUITY COMPENSATION PLAN INFORMATION

      As of December 31, 2004, 619,529 shares were available for issuance under our 2003 Omnibus Plan, 23,732 shares were available for issuance under our 2001 Plan and 27,076 shares were available for issuance under our 1998 Plan.

      The following table describes as of December 31, 2004 the outstanding warrants, stock options and other rights issued under our 2003 Omnibus Plan, 2001 Plan and 1998 Plan that were then outstanding and exercisable:

                                                                                            Number of securities
                                Number of securities to be    Weighted average exercise     remaining available for
                                issued upon exercise of       price of outstanding          future issuance under
                                outstanding options,          options, warrants and rights  equity compensation plans
                                warrants and rights                                         (excluding securities
                                (expressed in common stock)                                 reflected in column (a))
Plan Category                   (a)                           (b)                           (c)
------------------------------- ----------------------------- ----------------------------- -----------------------------
Equity compensation plans                       1,046,068                         $8.12                       670,337
approved by stockholders
------------------------------- ----------------------------- ----------------------------- -----------------------------
Equity compensation plans not                           0                             0                             0
approved by stockholders
------------------------------- ----------------------------- ----------------------------- -----------------------------
Total                                           1,046,068                         $8.12                       670,337

                              EMPLOYMENT AGREEMENTS

      Effective January 10, 2003, we entered into an employment agreement with James A. Wylie, Jr. as president and chief executive officer. Mr. Wylie became a director as of that date. Mr. Wylie's employment agreement was for an initial term of two years and provided for an annual base salary of $300,000 (payable commencing March 1, 2003), an award of options to purchase up to 32,000 shares (figure adjusted for 1:25 reverse stock split effective on June 17, 2004) of common stock and certain bonus compensation, including a discretionary bonus as determined by the board of directors and a bonus for the consummation of certain financings (including the equity financing), mergers or similar transactions. If we terminated Mr. Wylie's employment other than for cause, we would have been obligated to pay his salary and provide benefits to him for the remainder of his two-year employment term. From December 2, 2002 until the effective date of his employment agreement, Mr. Wylie acted as a consultant to us and an advisory board member, pursuant to a management services agreement. Under the management services agreement, we paid Mr. Wylie a consulting fee of $125,000 for the period December 2, 2002 through February 28, 2003, and agreed to pay a success fee for the consummation of certain financing, merger or similar transactions (excluding the December 27, 2002 bridge financing transaction). The management services agreement was terminated upon the effective date of Mr. Wylie's employment agreement and was superseded by his employment agreement.

      Effective December 28, 2003, we entered into a second employment agreement with James A. Wylie, Jr. This agreement superseded our January 10, 2003 employment agreement with Mr. Wylie, and extended his employment by one year from December 31, 2004 until December 31, 2005. Mr. Wylie's new agreement provided for an annual base salary of $330,000 (commencing January 1, 2004), an award of options to purchase up to 108,000 shares (figure adjusted for 1:25 reverse stock split effective on June 17, 2004) of common stock and certain bonus compensation. If we terminated Mr. Wylie's employment other than for cause, we would have been obligated to pay his salary and provide benefits to him for the remainder of his two-year employment term.

      Effective February 15, 2005, the terms of Mr. Wylie's employment were modified by (i) extending the term of employment through December 31, 2007 (formerly, the term was through December 31, 2005 at an effective annual base salary of $355,000), (ii) providing that in the event of termination by us without cause or by Mr. Wylie for good reason, we will pay an amount equal to either his base compensation for the remainder of the term or 12 months, whichever is greater and (iii) clarifying that Mr. Wylie will be able to terminate his employment agreement upon not less than 90 days' notice for reasons other than good reason, in which case we will not be required to pay severance.

      Effective September 1, 2003, we entered into a consulting agreement with David B. Swank, as chief financial officer. Mr. Swank's agreement provided for us to pay him a monthly fee of $12,500, and entitled him to receive options to purchase shares of common stock and bonus compensation. Effective March 1, 2004, we increased Mr. Swank's monthly fee to $16,667. Mr. Swank's agreement was for six-month automatically renewable periods, and was cancelable upon six months notice. Effective September 1, 2004, Mr. Swank's agreement was automatically extended for a second six-month period until March 1, 2005, at a monthly fee of $16,667.

      Effective February 15, 2005, we modified the terms of Mr. Swank's employment by (i) providing a term through December 31, 2005, renewable annually thereafter unless either party gives notice of non-renewal by November 30, (ii) providing that we may terminate Mr. Swank's employment for cause upon written notice, (iii) providing that in the event of termination by us without cause or by Mr. Swank for good reason, we will pay an amount equal to either his base compensation for the remainder of the term or 12 months, whichever is greater,
(iv) providing that Mr. Swank will not use or disclose proprietary information or confidential information, that all proprietary information is our property and that all inventions of Mr. Swank during the term of his employment that are related to our business are our property and (v) providing that Mr. Swank will not compete with us or solicit our customers, suppliers or employees during the term or for 12 months thereafter.

      Other executive officers have agreements which generally provide that upon termination of their respective employment without cause, we will pay portions of their annual base salary and continue their medical benefits for a period of between three and twelve months. These agreements also provide that these executives are eligible to receive annual bonuses based on performance. As to Messrs. Stearn, Welch, Paulette and Geberth, effective February 15, 2005, we determined that in the event of termination by us without cause, we will pay an amount equal to 12 months' annual base salary.

      Our employment agreements with our executives also prohibit the executive from directly or indirectly competing with us for a period of one-year following termination of their employment.

      There have been no adjustments or amendments to the exercise price of stock options for our executive officers or directors, other than adjustments to then-outstanding stock options that correspond with the 1:25 reverse split effective June 17, 2004, which decreased the number of option shares and increased the option exercise price, in each case by a factor of 25.

                               STOCK OPTION PLANS
     (Figures throughout this section for number of common stock, price per share of common stock, options and warrants are adjusted to give effect to the 1:25 reverse stock split effective on June 17, 2004)

2003 OMNIBUS PLAN

      In November 2003, our stockholders approved a new incentive plan, the 2003 Omnibus Plan. The 2003 Omnibus Plan provides for grants or awards of stock options, restricted stock awards, restricted stock units, performance grants, stock awards, and stock appreciation rights. Only present and future employees and outside directors and consultants are eligible to receive incentive awards under the 2003 Omnibus Plan. We obtained stockholder approval of the 2003 Omnibus Plan at our annual meeting on November 25, 2003, after which we reserved 1,600,000 shares of common stock for issuance pursuant to this plan. As of December 31, 2004, options for 992,971 shares of common stock were outstanding under the 2003 Omnibus Plan, and options for 619,529 shares of common stock were available for future grants. As of March 23, 2005, approximately 60,000 shares of common stock were available for future grants. All awards granted under the 2003 Omnibus Plan to date have been in the form of stock options.

      We are soliciting stockholder approval of an amendment to the 2003 Omnibus Plan that will make an additional 1,500,000 shares of common stock available under the 2003 Omnibus Plan. See Proposal 3 in this proxy statement for more information regarding the 2003 Omnibus Plan and the proposed amendment.

                        OPTION GRANTS IN LAST FISCAL YEAR
       (Figures throughout this section are adjusted to give effect to the 1:25 reverse stock split effective June 17, 2004 for number of shares of common stock, price per share of common stock, options and warrants)

      The following table sets forth certain information regarding stock options that we granted in 2004 to all Named Executive Officers:

OPTIONS GRANTED IN 2004

                                             Percent of
Named Executive        No. Options         Total Granted                        Expiration
    Officer              Granted             in 2004 (1)      Exercise Price       Date
------------------     -------------       --------------     --------------    ---------
 James Wylie(2)             108,000              11.3%            $4.50           2/11/2014
                            160,000              16.8%            $5.00           2/24/2014
                            19,412                2.0%            $4.25           3/26/2004

David Swank(3)              60,000                6.3%            $5.00           2/24/2014
                            10,000                1.0%            $2.02          10/29/2014

John Welch(4)               28,000                2.9%            $5.00           2/24/2014

Kevin Stearn(5)             34,000                3.6%            $5.00           2/24/2014

Cary Paulette(6)            50,000                5.2%            $3.54           12/9/2014

Christopher Geberth(7)      20,000                2.1%            $2.50           5/17/2014
                            10,000                1.0%            $3.54           12/9/2014
                       ----------------------------------------------------
Total                       499,412              52.3%            $4.36

(1) Based on a total of approximately 954,500 options granted to employees during 2004.

(2) Mr. Wylie was also awarded 182,000 options on January 10, 2005 at an exercise price of $4.20 per share.

(3) Mr. Swank was also awarded 56,800 options on January 10, 2005 at an exercise price of $4.20 per share.

(4) Mr. Welch was awarded 39,400 options on January 10, 2005 at an exercise price of $4.20 per share.

(5) Mr. Stearn was also awarded 43,600 options on January 10, 2005 at an exercise price of $4.20 per share.

(6) Mr. Paulette was also awarded 50,000 options on January 10, 2005 at an exercise price of $4.20 per share.

(7) Mr. Geberth was also awarded 10,000 options on January 10, 2005 at an exercise price of $4.20 per share

                    OPTIONS HELD AT END OF PRIOR FISCAL YEAR
   (Figures throughout this section are adjusted to effect to the 1:25 reverse stock split effective June 17, 2004)

      The following table sets forth certain information regarding stock options that the Named Executive Officers held as of December 31, 2004:

                                                 NUMBER OF UNEXERCISED
                                                      OPTIONS AT           VALUE OF "IN THE MONEY"
                                                  DECEMBER 31, 2004              OPTIONS AT
NAME AND                                            EXERCISABLE/             DECEMBER 31, 2004
PRINCIPAL POSITION                                  UNEXERCISABLE        EXERCISABLE/UNEXERCISABLE(1)
----------------------------------------------------------------------------------------------------
James A. Wylie Jr.,                             185,412 / 134,000                  $82,501 / $0
President and Chief Executive Officer

David B. Swank,                                   20,333 / 57,667                  $0 / $20,200
Chief Financial Officer, Secretary

Christopher J. Geberth                             5,000 / 25,000             $12,500 / $72,900
VP, Finance

John J. Welch                                     10,767 / 24,833                       $0 / $0
VP, North American Marketing

Cary Paulette                                          0 / 50,000                 $0 / $177,000
VP, North American Sales

Kevin Stearn                                      15,365 / 31,035                     $0 / $0
VP, Operations (General Manager
Diomed Limited)

(1) Based on the closing price of $4.32 on the AMEX on December 31, 2004 and the respective exercise prices of the options held.

      No adjustments to the exercise price of any outstanding options were made during the fiscal year ended December 31, 2004, other than in connection with the 1:25 reverse split effective June 17, 2004, which resulted in a reduction in the number of option shares by a factor of 25 and a 25 fold increase in the exercise price of each outstanding option.

                                   PROPOSAL 2

     APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO FORM A
         CLASSIFIED BOARD OF DIRECTORS, HAVING THREE STAGGERED CLASSES
                         FOR A TERM OF THREE YEARS EACH.

GENERAL

PURPOSES OF A CLASSIFIED BOARD OF DIRECTORS

      The Company's board of directors has unanimously approved and recommended that stockholders approve an amendment to the Company's articles of incorporation to provide for the classification of the Company's board of directors into three classes of directors with staggered terms of office of three years each class. A copy of the proposed language to be added to the Company's articles of incorporation establishing a classified board of directors is attached to this proxy statement as Appendix C.

      Delaware law permits provisions in a company's certificate of incorporation that provide for a classified board of directors. The adoption of the proposed classified board amendment will classify the Company's board of directors into three classes, as nearly equal in number as possible, each of which, after an interim arrangement, will serve for three years, with one class being elected for a three-year term each year. One class would initially hold office for a one-year term of office expiring at our next annual meeting; another class would initially hold office for a two-year term, and another would initially hold office for a three-year term. If this proposal is approved, it is currently intended that David Swank, Gary Brooks and Peter Klein will be Class I directors, with their initial term expiring at our next annual meeting; James Wylie, Joseph Harris and A. Kim Campbell will be Class II directors, with their initial term expiring at our annual meeting in 2007; and Geoffrey Jenkins, Sidney Braginsky and Edwin Snape will be Class III directors, with their initial term expiring at our annual meeting in 2008.

      The proposed amendment to the certificate of incorporation would provide that a vacancy which may occur on the board of directors may be filled by the board by the appointment of a successor director, to serve for the remainder of the full term of the class in which the vacancy exists. If the number of directors constituting the board of directors were to be changed (currently, there are nine directors), then the board would have the discretion to adjust the number of directors constituting each class, provided that each class should be as near as possible to one-third of the entire number of directors. The board would also have discretion to designate the particular directors who would comprise each class in the event that the number of members of any class were so adjusted.

      t 6 0 This proposal is not in response to any effort of which the Company is aware to accumulate the Company's stock or to obtain control of the Company, nor is it part of a plan by management to adopt a series of such amendments. Management has no current plans to propose other anti-takeover measure in future proxy solicitations.

ADVANTAGES OF A CLASSIFIED BOARD

      The board of directors believes that the staggered three-year term of a classified board, with its election of approximately one-third of the directors each year, will help to assure the continuity and stability of the Company's long-term policies in the future, since a majority of the directors at any given time will have prior experience as directors of the Company. The board believes this permits more effective long-term strategic planning and promotes long-term value for our stockholders.

      The board of directors also believes that a classified board will be help the board to protect the interests of the Company's stockholders in the event of an unsolicited offer for the Company by making an attempted takeover of the Company more difficult. The board wishes to protect stockholder investments in the Company by ensuring that unsolicited bidders will not be in a position to place undue pressure on the Company's board of directors or stockholders and that the ability of the board of directors to negotiate with any potential acquirer is from the strongest practical position and in the best interest of all stockholders. This protection could be circumvented, however, were directors able to be removed without cause. Under Delaware law, the stockholders of a company with a classified board of directors may remove a director only "for cause" unless the company's certificate of incorporation provides otherwise. The Company's certificate of incorporation does not provide for the removal of directors without cause. If the proposal is approved, because only one of the three classes of a classified board will be elected annually, at least two annual stockholders' meetings, instead of one, will be required to effect a change in control of the board of directors through the normal election process.

DISADVANTAGES OF A CLASSIFIED BOARD

      Because of the additional time required to change control of the board of directors, the classified board proposal will tend to perpetuate present management and will have the effect of making it more difficult to remove directors from the board. Without the ability to obtain immediate control of the Company's board of directors, a takeover bidder may not be able to take action to remove other impediments to its acquisition of the Company. Because the proposed classified board amendment will result in an increase in the amount of time required for a takeover bidder to obtain control of the Company without the cooperation of the board of directors, even if the takeover bidder were to acquire a majority of our outstanding voting stock, it will tend to discourage certain takeover bids, perhaps including some takeover bids that stockholders may believe would be in their best interests. The classified board would also tend to discourage takeover bids that might result in an increase, at least temporarily, in the market price of our stock. Because the deterrence of these takeovers might tend to reduce temporary fluctuations in the market price of our stock, stockholders could be denied certain opportunities to sell their shares at temporarily higher market prices. The proposed classified board amendment will also make it more difficult for the stockholders to change the composition of the board of directors even if the stockholders believe such a change would be desirable.

      On balance, the board of directors believes that the benefits of maintaining continuity and enhancing the ability of the board to negotiate with a proponent of a takeover proposal outweigh the disadvantage of the deterrence effect on takeovers and lengthening of time that it would take for stockholders to replace a majority of the board if they do not favor the policies of the board.

IMPLEMENTATION OF A CLASSIFIED BOARD OF DIRECTORS

      If this Proposal is approved, the Company will file the classified board amendment with the Secretary of State of the State of Delaware, thereby implementing the staggered board. The board of directors will also adopt an amendment to the Company's bylaws that will correspond with the amendment to the certificate of incorporation. Thereafter, the board of directors will designate those directors that will constitute each of the three classes of the board of directors.

REQUIRED VOTE

      The affirmative vote of a majority of the outstanding shares of our common stock that are entitled to vote on the amendment is required to approve this Proposal. If approved by the stockholders, the proposed classified board amendment will become effective upon the filing with the Secretary of State of Delaware.

RECOMMENDATION OF THE BOARD

      THE BOARD RECOMMENDS A VOTE "FOR" THE PROPOSAL TO CREATE A CLASSIFIED BOARD OF DIRECTORS WITH A TERM OF THREE YEARS EACH.

                                   PROPOSAL 3

   APPROVAL OF AN AMENDMENT TO THE COMPANY'S 2003 OMNIBUS PLAN TO INCREASE THE
       AVAILABLE NUMBER OF SHARES THEREUNDER FROM 1,600,000 TO 3,100,000.

GENERAL

      At the recommendation of the Compensation Committee of our board of directors, on April 13, 2005, the board of directors unanimously adopted an amendment, subject to stockholder approval, to the Company's 2003 Omnibus Incentive Plan (which we refer to as the 2003 Omnibus Plan) to effect an increase in the number of shares available under the 2003 Omnibus Plan from 1,600,000 shares of common stock to 3,100,000 shares of common stock. Currently, we are authorized to issue to our employees, officers, directors and consultants up to an aggregate of 1,600,000 shares of common stock under the 2003 Omnibus Plan, and we propose to increase that number by 1,500,000 to 3,100,000 effective immediately after the 2005 annual meeting. A copy of the proposed amendment to the Plan is attached as Appendix D to this proxy statement. If the stockholders do not approve the amendment to the 2003 Omnibus Plan, then we will not increase the number of shares available under the 2003 Omnibus Plan and we will be limited to making 1,600,000 shares of common stock available for grants of incentive awards thereunder.

PURPOSE OF AMENDING THE 2003 OMNIBUS PLAN TO INCREASE AVAILABLE NUMBER OF SHARES

      The principal purpose of amending the 2003 Omnibus Plan is to increase the number of shares available thereunder from 1,600,000 to 3,100,000 to ensure that a sufficient number of shares will be available under the 2003 Omnibus Plan to assist the Company to attract, retain and compensate employees, directors and other non-employees who provide services to the Company. Providing stock-based incentive awards is method that the board believes will assist it in providing appropriate levels of compensation and aligning the long-term interests of participants in the 2003 Omnibus Plan with those of the Company, while at the same time not requiring a cash outlay by the Company. If our stockholders do not approve this Proposal and we do not have a sufficient number of shares available to offer as incentive awards to our employees, officers, directors and consultants, then we may be required to offer cash incentives in order to attract and retain qualified personnel and service providers, which would impair our cash flows.

GRANTS PREVIOUSLY AWARDED UNDER 2003 OMNIBUS PLAN

      As of March 23, 2005, awards under the 2003 Omnibus Plan representing approximately 1,533,000 shares of common stock were granted and outstanding. All of these awards are in the form of stock options. Of these outstanding stock options, approximately 314,000 were held by non-employee directors, 832,000 were held by employee-directors and other executive officers, 323,000 were held by other employees and 64,000 were held by consultants and other service providers.

EFFECT OF PROPOSED INCREASE IN SHARES AVAILABLE FOR GRANT UNDER 2003 OMNIBUS
PLAN

      While increasing the number of shares available for grant will provide us with flexibility in offering non-cash incentives to our employees and others who provide services to the Company, the increase of the availability of stock-based incentive awards will have a potentially dilutive effect on our existing securityholders.

DESCRIPTION OF 2003 OMNIBUS PLAN

      The 2003 Omnibus Plan, as amended to date and as proposed to be amended by this Proposal, is attached as Appendix E to this proxy statement. The following summarizes the material provisions of the 2003 Omnibus Plan. We direct you to the 2003 Omnibus Plan itself for a complete description of its terms and conditions.

      GENERAL

      Our stockholders approved the 2003 Omnibus Plan at our 2003 annual meeting of stockholders, held in November 2003. The 2003 Omnibus Plan provides for grants or awards of stock options, restricted stock awards, restricted stock units, performance grants, stock awards, and stock appreciation rights (collectively referred to as Incentive Awards). Only present and future employees of the Company and its Subsidiaries and outside directors and consultants are eligible to receive Incentive Awards under the 2003 Omnibus Plan.

      STOCK SUBJECT TO 2003 OMNIBUS PLAN

      Upon obtaining stockholder approval of the proposed amendment to the 2003 Omnibus Plan, the board will reserve a total of 3,100,000 shares of our Common Stock for issuance under the 2003 Omnibus Plan. If an Incentive Award expires or terminates unexercised or is forfeited, or if any shares are surrendered to the Company in connection with an Incentive Award, the shares subject to such award and the surrendered shares will become available for further awards under the 2003 Omnibus Plan.

      Shares issued under the 2003 Omnibus Plan through the settlement, assumption or substitution of outstanding awards or obligations to grant future awards as a condition of acquiring another entity will not reduce the maximum number of shares available under the 2003 Omnibus Plan. In addition, the number of shares subject to the 2003 Omnibus Plan, any number of shares subject to any numerical limit in the 2003 Omnibus Plan, and the number of shares and terms of any Incentive Award may be adjusted in the event of any change in the outstanding Common Stock by reason of any stock dividend, spin-off, split-up, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares or similar transaction.

      LIMITATIONS ON INCENTIVE AWARDS

      No more than 600,000 Shares of the authorized shares may be allocated to Incentive Awards granted or awarded to any individual Participant during any 36-month period. Any shares of Restricted Stock, Restricted Stock Units, Performance Grants or Stock Awards that are forfeited will not count against this limit.

      The maximum cash payment that can be made for all Incentive Awards granted to any one individual under the 2003 Omnibus Plan will be $1,000,000 times the number of 12-month periods in any performance cycle for any single or combined performance goals. Any amount that is deferred by a Participant is subject to this limit in the year in which the deferral is made but not in any later year in which payment is made.

      ADMINISTRATION

      The Compensation Committee of the board of directors, or a subcommittee of the Compensation Committee, administers the 2003 Omnibus Plan. Each member of the Compensation Committee or its subcommittee, which must have at least two members, must meet the standards of independence necessary to be classified as an "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (which we refer to as the Code) and a non-employee director for the purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Subject to the terms of the 2003 Omnibus Plan, the Compensation Committee will have complete authority and discretion to determine the terms of Incentive Awards.

      STOCK OPTIONS

      The 2003 Omnibus Plan authorizes the grant of Incentive Stock Options and Nonqualified Stock Options. Incentive Stock Options are stock options that satisfy the requirements of Section 422 of the Code. Nonqualified Stock Options are stock options that do not satisfy the requirements of Section 422 of the Code. Options granted under the 2003 Omnibus Plan entitle the grantee, upon exercise, to purchase a specified number of shares from the Company at a specified exercise price per share. The Compensation Committee determines the period of time during which an Option may be exercised, as well as any vesting schedule, except that no Option may be exercised more than 10 years after the date of grant. The exercise price for shares of Common Stock covered by an Option cannot be less than the Fair Market Value of the Common Stock on the date of grant unless the Company agrees otherwise at the time of the grant.

      Under the 2003 Omnibus Plan, a Participant may not surrender an option for the grant of a new option with a lower exercise price or another Incentive Award. In addition, if a Participant's option is cancelled before its termination date, the Participant may not receive another option within six months of the cancellation date unless the exercise price of the new option equals or exceeds the exercise price of the cancelled option.

      RESTRICTED STOCK AWARDS

      The 2003 Omnibus Plan also authorizes the grant of Restricted Stock awards on terms and conditions established by the Compensation Committee, which may include performance conditions. The terms and conditions will include the designation of a Restriction Period during which the shares are not transferable and are subject to forfeiture. In general, the minimum Restriction Period applicable to any award of Restricted Stock that is not subject to the achievement of one or more performance standards is three years from the date of grant. The minimum restriction period for any award of Restricted Stock that is subject to one or more performance standards is one year from the date of grant, except that restriction periods of shorter duration may be approved for awards of Restricted Stock or Restricted Stock Units combined with respect to up to 180,000 shares reserved for issuance under the 2003 Omnibus Plan.

      RESTRICTED STOCK UNITS

      Restricted Stock Units may be granted on the terms and conditions established by the Compensation Committee, including conditioning the lapse of restrictions on the achievement of one or more performance goals. In the case of Restricted Stock Units, no shares are issued at the time of grant. Rather, upon lapse of restrictions, a Restricted Stock Unit entitles a Participant to receive shares of Common Stock or a cash amount equal to the Fair Market Value of a share of Common Stock on the date the restrictions lapse. The requirements with respect to Restriction Periods for Restricted Stock Units are the same as those for Restricted Stock Awards.

      PERFORMANCE GRANTS

      The Compensation Committee may make Performance Grants to any Participant that are intended to comply with Section 162(m) of the Code. Each Performance Grant will contain Performance Goals for the award, including the Performance Criteria, the target and maximum amounts payable, and other terms and conditions. Performance Criteria may include price per share of Company Stock, return on assets, expense ratio, book value, investment return, return on invested capital (ROIC), free cash flow, value added (ROIC less cost of capital multiplied by capital), total Stockholder return, economic value added (net operating profit after tax less cost of capital), operating ratio, cost reduction (or limits on cost increases), debt to capitalization, debt to equity, earnings, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, earnings per share (including or excluding nonrecurring items), earnings per share before extraordinary items, income from operations (including or excluding nonrecurring items), income from operations compared to capital spending, net income (including or excluding nonrecurring items, extraordinary items and/or the accumulative effect of accounting changes), net sales, return on capital employed, return on equity, return on investment, return on sales, and sales volume.

      The Compensation Committee will make all determinations regarding the achievement of Performance Goals. Actual payments to a Participant under a Performance Grant will be calculated by applying the achievement of Performance Criteria to the Performance Goal. Performance Grants will be payable in cash, shares of Common Stock or a combination of cash and shares of Common Stock. The Compensation Committee may reduce or eliminate, but not increase the payments except as provided in the Performance Grant.

      STOCK AWARDS

      The 2003 Omnibus Plan authorizes the making of Stock Awards. The Compensation Committee will establish the number of shares of Common Stock to be awarded and the terms applicable to each award, including performance restrictions. No more than 180,000 shares of Common Stock, reduced by Restricted Stock and Restricted Stock Unit awards, may be granted under the 2003 Omnibus Plan without performance restrictions.

      STOCK APPRECIATION RIGHTS

      The Compensation Committee may grant Stock Appreciation Rights (SARs) under the 2003 Omnibus Plan. Subject to the terms of the award, SARs entitle the Participant to receive a distribution in an amount not to exceed the number of shares of Common Stock subject to the portion of the SAR exercised multiplied by the difference between the market price of a share of Common Stock on the date of exercise of the SAR and the market price of a share of Common Stock on the date of grant of the SAR. Such distributions are payable in cash or shares of Common Stock, or a combination thereof, as determined by the Compensation Committee.

      CHANGE IN CONTROL

      The Compensation Committee may make provisions in Incentive Awards with respect to a change in control, including acceleration of vesting or removal of restrictions or performance conditions. It is our policy to provide that any outstanding Incentive Awards that have not vested (in the case of options) or with restrictions that have not lapsed (in the case of restricted stock) at the time of a change of control, liquidation or similar event will automatically vest or its restrictions will lapse, as the case may be, fully upon the occurrence of such an event. In April 2005, at the recommendation of the Compensation Committee, the board of directors amended the 2003 Omnibus Plan to clarify that automatic vesting/lapsing would occur unless the particular Incentive Award granted provided otherwise. (That amendment did not require stockholder approval and is not the subject of this Proposal).

      DURATION, AMENDMENT AND TERMINATION

      The board may suspend or terminate the 2003 Omnibus Plan without Stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 2003 Omnibus Plan will terminate on April 10, 2013.

      The board may also amend the 2003 Omnibus Plan at any time. No change may be made that increases the total number of shares of Common Stock reserved for issuance pursuant to Incentive Awards (except as described above under "Stock Subject to 2003 Omnibus Plan - Adjustments") or reduces the minimum exercise price for Options or exchange of Options for other Incentive Awards, unless such change is authorized by the Stockholders of the Company. A termination or amendment of the 2003 Omnibus Plan will not, without the consent of the Participant, adversely affect a Participant's rights under an Incentive Award previously granted to him or her.

      RESTRICTIONS ON TRANSFER - DEFERRAL

      Except as otherwise permitted by the Compensation Committee and provided in the Incentive Award, Incentive Awards may not be transferred or exercised by another person except by will or by the laws of descent and distribution. The Compensation Committee may permit Participants to elect to defer the issuance of Common Stock or the settlement of awards in cash under the 2003 Omnibus Plan.

      FEDERAL INCOME TAX INFORMATION

      The following is a general summary of the current federal income tax treatment of Incentive Awards, which would be authorized to be granted under the 2003 Omnibus Plan, based upon the current provisions of the Code and regulations promulgated thereunder. The rules governing the tax treatment of such awards are quite technical, so the following discussion of tax consequences is necessarily general in nature and is not complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, this discussion does not address the tax consequences under applicable state and local law.

      Incentive Stock Options. A Participant will not recognize income on the grant or exercise of an Incentive Stock Option. However, the difference between the exercise price and the fair market value of the stock on the date of exercise is an adjustment item for purposes of the alternative minimum tax. If a Participant does not exercise an Incentive Stock Option within certain specified periods after termination of employment, the Participant will recognize ordinary income on the exercise of an Incentive Stock Option in the same manner as on the exercise of a Nonqualified Stock Option, as described below.

      The general rule is that gain or loss from the sale or exchange of shares acquired on the exercise of an Incentive Stock Option will be treated as capital gain or loss. If certain holding period requirements are not satisfied, however, the Participant generally will recognize ordinary income at the time of the disposition. Gain recognized on the disposition in excess of the ordinary income holding period will be a capital gain, and any loss recognized will be a capital loss.

      Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Performance Grants, and Stock Awards. A Participant generally is not required to recognize income on the grant of a Nonqualified Stock Option, a Stock Appreciation Right, Restricted Stock Units, a Performance Grant, or a Stock Award. Instead, ordinary income generally is required to be recognized on the date the Nonqualified Stock Option or Stock Appreciation Right is exercised, or in the case of Restricted Stock Units, Performance Grants, and Stock Awards, upon the issuance of shares and/or the payment of cash pursuant to the terms of the Incentive Award. In general, the amount of ordinary income required to be recognized is, (a) in the case of a Nonqualified Stock Option, an amount equal to the excess, if any, of the fair market value of the shares on the exercise date over the exercise price, (b) in the case of a Stock Appreciation Right, the amount of cash and/or the fair market value of any shares received upon exercise plus the amount of taxes withheld from such amounts, and (c) in the case of Restricted Stock Units, Performance Grants, and Stock Awards, the amount of cash and/or the fair market value of any shares received in respect thereof, plus the amount of taxes withheld from such amounts.

      Restricted Stock. Unless a Participant who receives an award of Restricted Stock makes an election under Section 83(b) of the Code as described below, the Participant generally is not required to recognize ordinary income on the award of Restricted Stock. Instead, on the date the shares vest (i.e., become transferable and no longer subject to forfeiture), the Participant will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on such date over the amount, if any, paid for such shares. If a Participant makes a Section 83(b) election to recognize ordinary income on the date the shares are awarded, the amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of award over the amount, if any, paid for such shares. In such case, the Participant will not be required to recognize additional ordinary income when the shares vest.

      Gain or Loss on Sale or Exchange of Shares. In general, gain or loss from the sale or exchange of shares granted or awarded under the 2003 Omnibus Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange. However, if certain holding period requirements are not satisfied at the time of a sale or exchange of shares acquired upon exercise of an Incentive Stock Option (a "disqualifying disposition"), a Participant generally will be required to recognize ordinary income upon such disposition.

      Deductibility by Company. The Company generally is not allowed a deduction in connection with the grant or exercise of an Incentive Stock Option. However, if a Participant is required to recognize ordinary income as a result of a disqualifying disposition, the Company will be entitled to a deduction equal to the amount of ordinary income so recognized. In general, in the case of a Nonqualified Stock Option (including an Incentive Stock Option that is treated as a Nonqualified Stock Option, as described above), a Stock Appreciation Right, Restricted Stock, Restricted Stock Units, Performance Grants, and Stock Awards, the Company will be allowed a deduction in an amount equal to the amount of ordinary income recognized by a Participant, provided that certain income tax reporting requirements are satisfied.

      Parachute Payments. Where payments to certain employees that are contingent on a change in control exceed limits specified in the Code, the employee generally is liable for a 20 percent excise tax on, and the corporation or other entity making the payment generally is not entitled to any deduction for, a specified portion of such payments. The Compensation Committee may make awards as to which the vesting thereof is accelerated by a change in control of the Company. Such accelerated vesting would be relevant in determining whether the excise tax and deduction disallowance rules would be triggered with respect to certain Company employees.

      Performance-Based Compensation. Subject to certain exceptions, Section 162(m) of the Code disallows federal income tax deductions for compensation paid by a publicly-held corporation to certain executives (generally the five highest paid officers) to the extent the amount paid to an executive exceeds $1 million for the taxable year. The 2003 Omnibus Plan has been designed to allow the Compensation Committee to grant Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and Performance Grants that qualify under an exception to the deduction limit of Section 162(m) for "performance-based compensation."

REQUIRED VOTE

      The affirmative vote of a majority of the outstanding shares of our common stock present at the meeting that are entitled to vote on the amendment is required to approve this Proposal. If approved by the stockholders, then the proposed amendment to our 2003 Omnibus Plan will become effective immediately.

RECOMMENDATION OF THE BOARD

      THE BOARD RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE 2003 OMNIBUS PLAN TO INCREASE THE AVAILABLE NUMBER OF SHARES THEREUNDER FROM 1,600,000 TO 3,100,000.

                                   PROPOSAL 4

          APPROVAL OF THE ISSUANCE OF SHARES UNDERLYING THE CONVERTIBLE DEBENTURES ISSUED OCTOBER 25, 2004 AT A CONVERSION PRICE OF LESS THAN $2.20
      PER SHARE IF THE ANTIDILUTON PROVISIONS OF THE DEBENTURES SO REQUIRE.

      We are seeking stockholder approval for the issuance of shares underlying the convertible debentures we issued on October 25, 2004 at a conversion price of less than $2.20 per share, but only if the antidilution provisions set forth in the debentures produces a conversion price below $2.20 per share.

THE CONVERTIBLE DEBENTURES ISSUED OCTOBER 25, 2004

      On September 28, 2004, we entered into a private placement equity and debt financing transaction with several accredited investors who agreed to (i) lend us $7,000,000 in the form of four-year variable rate convertible debentures, the principal and interest of which is, subject to certain conditions, convertible into common stock at a conversion price of $2.29 per share and (ii) purchase a total of 2,362,420 shares of common stock at a purchase price of $1.53 per share for an aggregate purchase price of $3,614,503. We also agreed to issue warrants to purchase up to 1,832,461 shares of common stock to the investors who purchased convertible debentures and warrants to purchase up to 1,181,210 additional shares of common stock to the investors who purchased common stock.

The warrants are exercisable for five years from the date of issuance at an exercise price of $2.10 per share. Proposal 5 seeks stockholder approval of a similar request regarding a reduction to the exercise price of the warrants under certain conditions. See Proposal 5, below. On October 25, 2004, after we satisfied certain conditions to the closing of the equity and debt financing, including obtaining American Stock Exchange ("AMEX ") approval of the issuance and listing with the AMEX of the shares to be sold and the shares underlying the debentures and warrants, we completed the financing and issued the debentures, shares and warrants.

      We structured the equity and debt financing so that it would comply with an AMEX rule that requires stockholder approval prior to the issuance of 20% or more of our outstanding shares of common stock at a price which is less than the market price of our shares at the time of issuance. For this purpose, in conformity with AMEX rules and with the approval of the AMEX, the weighted average of the prices of the securities we issued was used, which resulted in a sale price above the market price of our common stock ($1.91 per share, the closing price of our common stock on the AMEX on the trading day prior to the date that we and the investors signed the definitive purchase agreements for the equity and debt financing).

      In order to price the securities we issued in the debt and equity financing above the market price, we applied a 20% premium for the conversion price of the debentures (resulting in a conversion price of $2.29 per share), a 20% discount to the purchase price of the common shares (resulting in a purchase price of $1.53 per share) and a 10% premium to the exercise price of the warrants (resulting in an exercise price of $2.10 per share). We also took into account antidilution provisions of the debentures and warrants, which provide for an adjustment in the conversion price of the debentures and the exercise price of the warrants if in the future we issue equity securities at a price that, in the case of the debentures, is less than the conversion price then in effect, and, in the case of the warrants, is less than the exercise price then in effect. If a dilutive issuance occurs, then the conversion price of the debentures and the exercise price of the warrants will be reduced to a price equal to the effective price per share of the securities we issue in the dilutive issuance.

      To comply with AMEX interpretations and rules regarding future priced securities, we included provisions that apply to the debentures and the warrants which prohibit the adjustment of the conversion price of the debentures and the exercise price of the warrants to a price that is less than a specified price, which we refer to as the floor price. In the case of the debentures, the floor price is $2.20 per share, and in the case of the warrants, the floor price is $1.91 per share. The floor prices are calculated as the lowest price that enables the average price of all securities issued in the October 25, 2004 equity and debt financing to remain above the market price. If the conversion price of the debentures and the exercise price of the warrants were not subject to floor prices, then, theoretically, the securities we issued in the October 25, 2004 debt and equity financing could have an average price less than the market price, which would require stockholder approval.

      The following table illustrates the calculation of the prices of the securities we issued in the October 25, 2004 equity and debt financing and how, giving effect to the actual floor prices of the debentures and warrants, the weighted average price of these securities exceeds the $1.91 market price of our common stock:

                Transaction Factors:
      Convertible Debenture Proceeds
      (principal amount of debentures purchased)                               $7,000,000
      Common Stock Proceeds
      (2,362,420 shares purchased at $1.53 per share)                          $3,614,503
      Market Price (9/27/04)                                                        $1.91
      Conversion Price (assumes reduction from stated conversion price
      of $2.29 to floor price of $2.20)                                             $2.20
      Exercise Price (assumes reduction from stated exercise price of
      $2.10 to floor price of $1.91)                                                $1.91
      Common Stock Purchase Price                                                   $1.53

                Debentures Sold:
      Debenture Conversion Shares ($7,000,000 divided by $2.20)                 3,181,818
      Warrant Shares issuable to Debenture Purchasers                           1,832,461
                                                                              -----------
           Total Shares Issuable to Debenture Purchasers                        5,014,279

                Common Stock Sold:
      Shares of Common Stock Purchased                                          2,362,420
      Warrant Shares Issuable to Common Stock Purchasers                        1,181,210
                                                                              -----------
           Total Shares Issuable to Common Stock Purchasers                     3,543,630

      Total Proceeds - Debentures Purchasers:
      ($7,000,000 proceeds of debentures sold plus $3,500,000
      aggregate exercise price of warrants issued to debenture holders)       $10,500,000

      Total Proceeds - Common Stock Purchasers:
      ($3,614,503 proceeds of shares sold plus $2,256,111 aggregate
      exercise price of warrants issued to common stock purchasers)            $5,870,614

      Total Proceeds:                                                         $16,370,614

      Total Shares Issuable: (total shares issuable to debenture
      purchasers plus total shares issuable to common stock Purchasers)         8,557,909

      Average Price Per Share: (total shares issuable divided by total
      proceeds)                                                                    $1.913


      We reviewed the forgoing calculations with representatives of the AMEX prior to completing the equity and debt financing and the AMEX concurred with our conclusion that the issuance of these securities was in compliance with AMEX rules and did not require the prior approval of our stockholders.

PURPOSE OF PROPOSAL TO ELIMINATE FLOOR PRICE

      We are now proposing to eliminate the floor price applicable to the debentures so that we can obtain stockholder approval to the issuance of securities at a price below the market price, in the event that a future dilutive issuance at a price per share below the floor price of $2.20 per share triggers antidilution rights under the debentures. Stockholder approval is required for the conversion and exercise prices to be reduced below the respective floor price, according to AMEX rules. We believe it is appropriate to eliminate the floor price of the conversion of the debentures in consideration of the risk undertaken by the debenture investors in relation to the reward available to them. We do not have any present intention of entering into a transaction that would trigger the antidilution provisions of the debentures (although we may engage in such a transaction in the future).

      We are proposing to eliminate the floor price at this time because we agreed to seek stockholder approval of the elimination of the floor price as a term of the October 25, 2004 equity and debt financing. If our stockholders do not approve the elimination of the floor price, the conversion price of the debentures will remain subject to the floor price of $2.20 per share (subject to adjustment for splits and other adjustments unrelated to antidilution provisions).

EFFECT OF ELIMINATION OF FLOOR PRICE

      If our stockholders approve this Proposal, then the conversion price of the debentures will no longer be subject to a floor price, and as a result, if we issue shares in the future at a price less than $2.20 per share, the conversion price of the debentures will be reduced to the same price as the effective price in the future dilutive issuance. Accordingly, a larger number of shares would be issuable upon the conversion of debentures than if the floor price remained. The issuance of a larger number of shares will be dilutive to our existing stockholders.

      For example, as of March 23, 2005, there was an aggregate of approximately $3,712,000 principal amount of debentures outstanding (approximately $3,288,000 principal amount of debentures had already been converted, at the conversion price of $2.29 per share). If these debentures were converted at the floor price of $2.20 per share, we would issue approximately 1,687,000 shares of common stock to the debenture holders. If the floor price were eliminated and we subsequently issued shares in a dilutive issuance at a share price of $1.50 per share, the conversion price of the debentures would be reduced to $1.50 per share and, if the debentures were subsequently converted, we would issue approximately 2,475,000 shares of common stock to the debenture holders, 788,000 additional shares than the number of shares had the floor price not been eliminated). Assuming that immediately prior to the conversion of the debentures we had 20,000,000 shares of common stock outstanding, and without giving effect to the dilutive issuance that triggered the antidilution provisions of the debentures, then the impact on our other stockholders of the elimination of the floor price would be to dilute their respective ownership percentage of the Company after conversion from approximately 92.2% to approximately 89%. This example is illustrated as follows:

                  Impact of Conversion at Existing Floor Price

      Number of Shares Outstanding prior to Conversion:               20,000,000

      Number of Shares Issued upon Conversion at Floor Price:
      ($3,788,000 divided by $2.20)                                    1,687,272

      Number of Shares Outstanding after Conversion:                  21,687,272

      Percentage of Shares Outstanding after Conversion held by
      Stockholders prior to Conversion:
      (20,000,000 divided by 21,687,272)                                   92.2%

                    Impact of Conversion without Floor Price

      Number of Shares Issued upon Conversion at Adjusted Price:
      ($3,712,000 divided by $1.50, the adjusted price per share
      after giving effect to antidilution provisions)                  2,474,667

      Number of Shares Outstanding after Conversion:                  22,474,667

      Percentage of Shares Outstanding after Conversion held by
      Stockholders prior to Conversion:
      (20,000,000 divided by 22,474,667)                                     89%

If a future dilutive issuance is at an effective price less than $1.50 per share, the dilutive effect of eliminating the floor price would be even greater to our existing stockholders.

INTERESTS OF CERTAIN STOCKHOLDERS

      As discussed under "Related Transactions" in this proxy statement, above, stockholders who also hold debentures are interested in the outcome of the stockholders' vote on this Proposal. These stockholders will benefit from approval of this Proposal because eliminating the floor price on conversion of debentures will require us to issue more shares to these holders than we would be required to issue on conversion of the debentures had the floor price not been eliminated, but only if future transactions trigger the antidilution adjustment to the conversion price of the debentures and require us to reduce the conversion price below $2.20 per share.

REQUIRED VOTE

      The affirmative vote of a majority of the outstanding shares of our common stock present at the meeting and entitled to vote is required to approve this Proposal. If approved by the stockholders, the conversion price of the debentures will no longer have a floor price of $2.20 immediately after stockholder approval.

RECOMMENDATION OF THE BOARD

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE ISSUANCE OF SHARES UNDERLYING THE CONVERTIBLE DEBENTURES ISSUED OCTOBER 25, 2004 AT A CONVERSION PRICE OF LESS THAN $2.20 PER SHARE IF THE ANTIDILUTON PROVISIONS OF THE DEBENTURES SO REQUIRE.

                                   PROPOSAL 5

        APPROVAL OF THE ISSUANCE OF SHARES UNDERLYING THE WARRANTS ISSUED
          OCTOBER 25, 2004 AT AN EXERCISE PRICE OF LESS THAN $1.91 PER SHARE IF THE ANTIDILUTON PROVISIONS OF THE WARRANTS REQUIRE.

      We are seeking stockholder approval for the issuance of shares underlying the warrants we issued on October 25, 2004 at an exercise price of less than $1.91 per share, but only if the antidilution provisions set forth in the warrants produces an exercise price less than $1.91 per share.

THE WARRANTS ISSUED OCTOBER 25, 2004

      On September 28, 2004, we entered into a private placement equity and debt financing transaction with several accredited investors who agreed to (i) lend us $7,000,000 in the form of four-year variable rate convertible debentures, the principal and interest of which is, subject to certain conditions, convertible into common stock at a conversion price of $2.29 per share and (ii) purchase a total of 2,362,420 shares of common stock at a purchase price of $1.53 per share for an aggregate purchase price of $3,614,503. We also agreed to issue warrants to purchase up to 1,832,461 shares of common stock to the investors who purchased convertible debentures and warrants to purchase up to 1,181,210 additional shares of common stock to the investors who purchased common stock. The warrants are exercisable for five years from the date of issuance at an exercise price of $2.10 per share. Proposal 4 seeks stockholder approval of a similar request regarding a reduction to the conversion price of the debentures under certain conditions. See Proposal 4, above. On October 25, 2004, after we satisfied certain conditions to the closing of the equity and debt financing, including obtaining American Stock Exchange ("AMEX ") approval of the issuance and listing with the AMEX of the shares to be sold and the shares underlying the debentures and warrants, we completed the financing and issued the debentures, shares and warrants.

      We structured the equity and debt financing so that it would comply with an AMEX rule that requires stockholder approval prior to the issuance of 20% or more of our outstanding shares of common stock at a price which is less than the market price of our shares at the time of issuance. For this purpose, in conformity with AMEX rules and with the approval of the AMEX, the weighted average of the prices of the securities we issued was used, which resulted in a sale price above the market price of our common stock ($1.91 per share, the closing price of our common stock on the AMEX on the trading day prior to the date that we and the investors signed the definitive purchase agreements for the equity and debt financing).

      In order to price the securities we issued in the debt and equity financing above the market price, we applied a 20% premium for the conversion price of the debentures (resulting in a conversion price of $2.29 per share), a 20% discount to the purchase price of the common shares (resulting in a purchase price of $1.53 per share) and a 10% premium to the exercise price of the warrants (resulting in an exercise price of $2.10 per share). We also took into account antidilution provisions of the debentures and warrants, which provide for an adjustment in the conversion price of the debentures and the exercise price of the warrants if in the future we issue equity securities at a price that, in the case of the debentures, is less than the conversion price then in effect, and, in the case of the warrants, is less than the exercise price then in effect. If a dilutive issuance occurs, then the conversion price of the debentures and the exercise price of the warrants will be reduced to a price equal to the effective price per share of the securities we issue in the dilutive issuance.

      To comply with AMEX interpretations and rules regarding future priced securities, we included provisions that apply to the debentures and the warrants which prohibit the adjustment of the conversion price of the debentures and the exercise price of the warrants to a price that is less than a specified price, which we refer to as the floor price. In the case of the debentures, the floor price is $2.20 per share, and in the case of the warrants, the floor price is $1.91 per share. The floor prices are calculated as the lowest price that enables the average price of all securities issued in the October 25, 2004 equity and debt financing to remain above the market price. If the conversion price of the debentures and the exercise price of the warrants were not subject to floor prices, then, theoretically, the securities we issued in the October 25, 2004 debt and equity financing could have an average price less than the market price, which would require stockholder approval.

      The following table illustrates the calculation of the prices of the securities we issued in the October 25, 2004 equity and debt financing and how, giving effect to the actual floor prices of the debentures and warrants, the weighted average price of these securities exceeds the $1.91 market price of our common stock:

                Transaction Factors:
      Convertible Debenture Proceeds
      (principal amount of debentures purchased)                               $7,000,000
      Common Stock Proceeds
      (2,362,420 shares purchased at $1.53 per share)                          $3,614,503
      Market Price (9/27/04)                                                        $1.91
      Conversion Price (assumes reduction from stated conversion price
      of $2.29 to floor price of $2.20)                                             $2.20
      Exercise Price (assumes reduction from stated exercise price of
      $2.10 to floor price of $1.91)                                                $1.91
      Common Stock Purchase Price                                                   $1.53

                Debentures Sold:
      Debenture Conversion Shares ($7,000,000 divided by $2.20)                 3,181,818
      Warrant Shares issuable to Debenture Purchasers                           1,832,461
                                                                              -----------
           Total Shares Issuable to Debenture Purchasers                        5,014,279

                Common Stock Sold:
      Shares of Common Stock Purchased                                          2,362,420
      Warrant Shares Issuable to Common Stock Purchasers                        1,181,210
                                                                              -----------
           Total Shares Issuable to Common Stock Purchasers                     3,543,630

      Total Proceeds - Debentures Purchasers:
      ($7,000,000 proceeds of debentures sold plus $3,500,000
      aggregate exercise price of warrants issued to debenture holders)       $10,500,000

      Total Proceeds - Common Stock Purchasers:
      ($3,614,503 proceeds of shares sold plus $2,256,111 aggregate
      exercise price of warrants issued to common stock purchasers)            $5,870,614

      Total Proceeds:                                                         $16,370,614

      Total Shares Issuable: (total shares issuable to debenture
      purchasers plus total shares issuable to common stock Purchasers)         8,557,909

      Average Price Per Share: (total shares issuable divided by total
      proceeds)                                                                    $1.913


      We reviewed the forgoing calculations with representatives of the AMEX prior to completing the equity and debt financing and the AMEX concurred with our conclusion that the issuance of these securities was in compliance with AMEX rules and did not require the prior approval of our stockholders.

PURPOSE OF PROPOSAL TO ELIMINATE FLOOR PRICE

      We are now proposing to eliminate the floor price applicable to the warrants so that we can obtain stockholder approval to the issuance of securities at a price below the market price, in the event that a future dilutive issuance at a price per share below the floor price of $1.91 per share triggers antidilution rights under the warrants. Stockholder approval is required for the conversion and exercise prices to be reduced below the respective floor price, according to AMEX rules. We believe it is appropriate to eliminate the floor price of the exercise of the warrants in consideration of the risk undertaken by the investors in the equity and debt financing in relation to the reward available to them. We do not have any present intention of entering into a transaction that would trigger the antidilution provisions of the warrants (although we may engage in such a transaction in the future).

      We are proposing to eliminate the floor price at this time because we agreed to seek stockholder approval of the elimination of the floor price as a term of the October 25, 2004 equity and debt financing. If our stockholders do not approve the elimination of the floor price, the conversion price of the warrants will remain subject to the floor price of $1.91 per share (subject to adjustment for splits and other adjustments unrelated to antidilution provisions).

EFFECT OF ELIMINATION OF FLOOR PRICE

      If our stockholders approve this Proposal, then the exercise price of the warrants will no longer be subject to a floor price, and as a result, if we issue shares in the future at a price less than $1.91 per share, the exercise price of the warrants will be reduced to the same price as the effective price in the future dilutive issuance. Accordingly, we would receive fewer proceeds of the exercise of the warrants than if the floor price remained.

      For example, we issued warrants representing a total of 3,013,671 shares of common stock on October 25, 2004. As of March 23, 2005, 356,210 of these warrants had already been exercised (at their stated exercise price of $2.10 per share, as we engaged in no antidilutive issuance that would have triggered an adjustment to the exercise price) and accordingly there were 2,657,461 warrants outstanding. If we were to engage in a dilutive issuance in the future at an effective price per share of $1.50 in the future, then the exercise price of these warrants would be adjusted. If the floor price is not eliminated, the antidilution adjustment would reduce the exercise price to the floor price of $1.91 per share, and we would receive gross proceeds of approximately $5,075,750 upon the exercise for cash of these warrants. If the stockholders approve this Proposal and the floor price is thereby eliminated, the antidilution adjustment would reduce the exercise price to the floor price of $1.50 per share, and we would receive gross proceeds of approximately $3,986,192 upon the exercise for cash of these warrants, approximately $1,090,000 less than we would have received without the elimination of the floor price. If a future dilutive issuance is at an effective price less than $1.50 per share, we would receive even fewer proceeds from the exercise of these warrants.

INTERESTS OF CERTAIN STOCKHOLDERS

      As discussed under "Related Transactions" in this proxy statement, above, stockholders who also hold warrants are interested in the outcome of the stockholders' vote on this Proposal. These stockholders will benefit from approval of this Proposal because eliminating the floor price of the exercise price will allow for a reduction in the exercise price below $1.91 per share, but only if future transactions trigger the antidilution adjustment to the exercise price and require us to reduce the exercise price below $1.91 per share. As a result, the warrant holders may have to pay less money to us if they exercise their warrants than they would be required to pay had the floor price not been eliminated.

REQUIRED VOTE

      The affirmative vote of a majority of the outstanding shares of our common stock present at the meeting and entitled to vote is required to approve this Proposal. If approved by the stockholders, the exercise price of the debentures will no longer have a floor price of $1.91 immediately after stockholder approval.

RECOMMENDATION OF THE BOARD

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE ISSUANCE OF SHARES UNDERLYING THE WARRANTS ISSUED OCTOBER 25, 2004 AT AN EXERCISE PRICE OF LESS THAN $1.91 PER SHARE IF THE ANTIDILUTON PROVISIONS OF THE DEBENTURES SO REQUIRE.

                                   PROPOSAL 6

  RATIFICATION OF THE COMPANY'S SELECTION OF BDO SEIDMAN, LLP AS THE COMPANY'S
    INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2005 FISCAL YEAR.

      The board of directors has selected BDO Seidman, LLP, independent registered public accounting firm, as our independent accountants and auditors for the current fiscal year, subject to ratification or rejection by the stockholders. Representatives of BDO are expected to be present at the annual meeting and will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions from stockholders. In the event the stockholders do not ratify the selection of BDO, the selection of other accountants and auditors will be considered by the board of directors.

      Our independent registered public accounting firm for 2004 and 2003 was BDO. We paid BDO fees for services during 2004 and 2003 as follows:

AUDIT FEES

      BDO's fees were approximately $244,000 in the aggregate for 2004 and $253,000 in the aggregate for 2003 for professional services rendered to us for the audit of our annual financial statements and review of our quarterly financial statements (including our quarterly financial statements and other reports filed with the SEC on Forms 10-QSB and SB-2).

AUDIT-RELATED FEES

      We paid BDO approximately $1,000 in the aggregate for 2004 and $25,000 in the aggregate for 2003 for assurance and related services that are reasonably related to the performance of the audit or review of our financial statement, which amounts are not included under "Audit Fees," above.

TAX FEES

      We paid BDO approximately $21,000 in the aggregate for 2004 and $17,000 in the aggregate for 2003 for professional services rendered to us for tax compliance, tax advice and tax planning.

ALL OTHER FEES

      We paid BDO no fees in 2004 or 2003 for products or services provided to us other than as reported above under "Audit Fees," "Audit-Related Fees" and "Tax Fees."

AUDIT COMMITTEE'S PRE-APPROVAL POLICIES AND PROCEDURES

      The audit committee's procedure is to review any proposed engagement of its independent auditors, whether for auditing or other services, and to give its prior approval of such engagement, considering, among other things, whether the proposed engagement would impact the independence of our auditors. All (100%) of the services described under Audit-Related Fees, Tax Fees and all other Fees were approved by the audit Committee.

REQUIRED VOTE

      The affirmative vote of a majority of the outstanding shares of our common stock present at the meeting is required to approve this Proposal.

RECOMMENDATION OF THE BOARD

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE SELECTION OF BDO SEIDMAN, LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE 2005 FISCAL YEAR.

                                  OTHER MATTERS

      If any other matters are properly brought before the annual meeting, your proxy may be voted by the proxies in such manner as they deem proper. At this time, we do not know of any other matters that will be presented at the annual meeting.

                   PROPOSALS BY STOCKHOLDERS FOR PRESENTATION
              AT THE 2005 ANNUAL MEETING OR THE 2006 ANNUAL MEETING

      Section 5 of Article II of our by-laws provides that, in addition to other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must give timely written notice to the Secretary or an Assistant Secretary at the principal executive office of the Company. Any such notice must be received (i) not less than 30 nor more than 90 days prior to the annual meeting, if clause (ii) is not applicable, or (ii) not less than 10 days before the date of the meeting if less than 40 days' notice of the date of the meeting is given by the Company. The stockholder's notice shall set forth as to each matter the stockholder proposes to bring before the meeting: (a) a brief description of the business desired to be brought before the meeting, and in the event that such business includes a proposal to amend either the certificate of incorporation or the by-laws of the Company, the language of the proposed amendment, (b) the name and address of the stockholder proposing such business, (c) the number of shares of common stock that are owned by such stockholder and (d) any material personal interest of the stockholder in such business. The proxies will have discretionary authority to vote on any matter that properly comes before the meeting if the stockholder has not provided timely written notice as required by the by-laws.

      Any proposal that a stockholder desires to have included in the proxy statement for the 2006 annual meeting of stockholders must be received by us no later than December 24, 2005.

      A copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004, as filed with the Securities and Exchange Commission, may be obtained by any stockholder, free of charge, upon written request to the Secretary, Diomed Holdings, Inc., One Dundee Park, Andover, MA 01810, or by calling (978) 475-7771.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

      The following portions of our Annual Report on Form 10-KSB for the year ended December 31, 2004 are incorporated herein by reference: Item 6. Management's Discussion and Analysis of Financial Condition and Results of Operations; Item 7. Financial Statements; and Item 8. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

                                   Appendix A

                             Audit Committee Charter

PURPOSES

      o Overseeing that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company;

      o Overseeing that management has established and maintained processes to assure that an adequate system of internal control is functioning within the Company; and

      o Overseeing that management has established and maintained processes to assure compliance by the Company with all applicable laws, regulations and Company policies.

POWERS AND DUTIES

1. Holding such regular meetings as may be necessary and such special meetings as may be called by the chairman of the Audit Committee or at the request of the independent accountants or the General Auditor;

2.    Creating an agenda for the ensuing year;

3. Reviewing the performance of the independent accountants and making recommendations to the board of directors regarding the appointment or termination of the independent accountants;

4. Conferring with the independent accountants and the internal auditors concerning the scope of their examinations of the books and records of the Company and its subsidiaries; reviewing and approving the independent accountants' annual engagement letter; reviewing and approving the Company's internal audit charter, annual audit plans and budgets; directing the special attention of the auditors to specific matters or areas deemed by the Committee or the auditors to be of special significance; and authorizing the auditors to perform such supplemental reviews or audits as the Committee may deem desirable;

5. Reviewing with management, the independent accountants and internal auditors significant risks and exposures, audit activities and significant audit findings;

6. Reviewing the range and cost of audit and non-audit services performed by the independent accountants;

7. Reviewing the Company's audited annual financial statements and the independent accountants' opinion rendered with respect to such financial statements, including reviewing the nature and extent of any significant changes in accounting principles or the application therein;

8.    Reviewing the adequacy of the Company's systems of internal control;

9. Obtaining from the independent accountants and internal auditors their recommendations regarding internal controls and other matters relating to the accounting procedures and the books and records of the Company and its subsidiaries and reviewing the correction of controls deemed to be deficient;

10. Providing an independent, direct communication between the board of directors, internal auditors and independent accountants;

11. Reviewing the adequacy of internal controls and procedures related to executive travel and entertainment;

12. Establishing, reviewing and updating periodically a Code of Ethical Conduct and ensuring that management has established a system to enforce this Code;

13. Reviewing management's monitoring of the Company's compliance with the organization's Ethical Code, and ensuring that management has the proper review system in place to ensure that Company's financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements;

14. Reviewing, with the organization's counsel, legal compliance matters including corporate securities trading policies;

15. Reviewing, with the organization's counsel, any legal matter that could have a significant impact on the organization's financial statements;

16. Reporting through its chairman to the board of directors following the meetings of the Audit Committee;

17. Maintaining minutes or other records of meetings and activities of the Audit Committee;

18. Reviewing the powers of the Committee annually and reporting and making recommendations to the board of directors on these responsibilities;

19. Conducting or authorizing investigations into any matters within the Audit Committee's scope of responsibilities. The Audit Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation;

20. Considering such other matters in relation to the financial affairs of the Company and its accounts, and in relation to the internal and external audit of the Company as the Audit Committee may, in its discretion, determine to be advisable; and

21. Performing any other activities consistent with this Charter, the Corporation's by-laws and governing law, as the Committee or the board deems necessary or appropriate.

                                   Appendix B

                          Nominating Committee Charter

                              DIOMED HOLDINGS, INC.
               NOMINATING - CORPORATE GOVERNANCE COMMITTEE CHARTER
                            (AS OF FEBRUARY 15, 2005)

      Purpose. The primary function of the Nominating - Corporate Governance Committee (the "Committee") of Diomed Holdings, Inc. (the "Company") is to (i) identify individuals who are qualified to serve on the Company's Board of Directors (the "Board"), (ii) recommend to the Board to select, the director nominees for the next annual meeting of stockholders and (iii) develop and recommend to the Board corporate governance principles with respect to the Company.

      Composition.

            (a) Appointment. The Committee shall consist of three (3) or more independent directors, as determined by the Board in accordance with Section 121A of the rules of the American Stock Exchange.

      The Board shall appoint the members of the Committee at the meeting not less than annually. If a vacancy occurs on the Committee, the Board shall appoint a member to fill such vacancy at such time. In appointing members to serve on the Committee, the Board shall consider all of the facts, circumstances, and such other qualifications as the Board may determine, in its reasonable judgment, to be relevant to serving on the Committee.

      The Board shall determine, in its discretion, the term of membership of the Committee. Unless the Board elects a Chair of the Committee, the Committee may, in its discretion, designate a Chair by an affirmative vote of the majority of the members of the Committee.

            (b) Evaluation. The Board shall perform and conduct an annual performance evaluation of the Committee to determine and assess whether the Committee is fulfilling all of its duties and responsibilities hereunder and under all applicable laws and listing standards.

            (c) Term of Service. Subject to removal as provided in 1(d) and provided that a member is serving as a member of the Board, each member of the Committee shall serve for a term of three(3) years, the terms of the members to be staggered at the time Committee is established.

            (d) Removal. The Board may remove any member of the Committee at any such time as the Board determines, in its reasonable judgment, that (i) such member no longer meets the qualification standard set forth in Section 2(a) of this Charter, or (ii) it is in the best interests of the Company or its shareholders to remove such member from the Committee; provided, that the basis set forth in Clause (ii) shall not be available as grounds for removal of any member within three (3) years after a change in control of the Company has occurred..

            (e) Authority. The Committee shall have the sole and direct authority to engage, retain, approve payment of compensation to, and terminate any director search firm retained to identify and recommend possible candidates for Board membership.

      Meetings. The Committee shall meet at least twice annually or more frequently, as may be necessary or appropriate.

      Duties and Responsibilities. The Committee shall have the duty and responsibility to:

                  (i)   Establish the criteria for Board membership;

                  (ii) Consider and recommend candidates, and review candidates recommended by shareholders, to serve on the Board and to recommend the director nominees selected by the Committee for approval by the Board and the shareholders of the Company;

                  (iii) Conduct, or engage one or more third parties to conduct, the appropriate and necessary inquires into the backgrounds, experience and qualifications of possible candidates to serve on the Board;

                  (iv) Recommend to the Board directors to serve on other Board committees, review the functions of such committees, and make recommendations to the Board regarding the functions of such other committees;

                  (v) Review and recommend, on a regular basis, changes to the Company's Corporate Governance Guidelines, including a Conflict of Interest Policy and Related Party Transaction Policy, Code of Conduct for Financial Officers, and Code of Business Conduct and Ethics;

                  (vi) Review, periodically, with the Chairman and the Chief Executive Officer the succession plans for senior executive officers and to make recommendations to the Board regarding the selection of individuals to occupy these positions;

                  (vii) Review and update this Charter, periodically, at least annually, as may be necessary or appropriate;

                  (viii) Report, on a periodic basis, to the Board regarding compliance with this Charter, the activities of the Committee and any issues with respect to the duties and responsibilities of the Committee; and

                  (ix) Perform any other activities consistent with this Charter, the Company's Bylaws and all applicable laws and listing standards, as the Committee deems necessary or appropriate.

                                   APPENDIX C

                       FORM OF CLASSIFIED BOARD AMENDMENT

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              DIOMED HOLDINGS, INC.
        (Pursuant to Section 242 of the Delaware General Corporation Law)

      It is hereby certified that:

      FIRST: The name of the corporation is Diomed Holdings, Inc. (the "Corporation").

      SECOND: The certificate of incorporation of the Corporation was filed at the Office of the Secretary of State of the State of Delaware on April 19, 2002 (the "Certificate of Incorporation").

      THIRD: The article of the Certificate of Incorporation affected by this Certificate is ARTICLE EIGHTH.

      FOURTH: This Certificate of Amendment is being filed to establish the classification of the Board of Directors of the Corporation into three classes of directors with staggered terms of office of three years each class. ARTICLE EIGHTH of the Certificate of Incorporation is hereby amended to provide as follows:

      ARTICLE EIGHTH, Introductory Paragraph, of the Certificate of Incorporation shall be amended to state as follows:

      "BOARD OF DIRECTORS. The governing board of this Corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the Bylaws of this Corporation, provided that the number of directors shall not be more than nine (9) or reduced to fewer than one (1). The directors shall be classified, with respect to the time for which they severally hold office, into three (3) classes as nearly equal in number as possible. At each Annual Meeting of Stockholders of this Corporation, the successors of the class of directors whose terms expire at that meeting shall be elected to hold office for a term expiring at the Annual Meeting of Stockholders held in the third year following the year of their election."

      FIFTH: This amendment of the Certificate of Incorporation was authorized by the unanimous vote of the directors of the Corporation at a meeting of the Board of Directors duly noticed and held, and by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation at a meeting duly noticed and conducted in accordance with the By-Laws of the Corporation.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by ____________________, its Secretary, on __________ ___, 2005.


                                    ----------------------------------
                                    Secretary

                                   APPENDIX D

                       FORM OF 2003 OMNIBUS PLAN AMENDMENT

        AMENDMENT TO 2003 OMNIBUS INCENTIVE PLAN OF DIOMED HOLDINGS, INC.

This Amendment amends and modifies the 2003 Omnibus Incentive Plan (the "Plan") of Diomed Holdings, Inc., a Delaware corporation (the "Company").

Effective upon the approval hereof by the stockholders of the Company, the Plan shall be amended by amending and restating Section 3(a) of the Plan as follows:

      "(a) Subject to Section 17 of the Plan, there shall be reserved for issuance under the Plan an aggregate of Three Million One Hundred Thousand (3,100,000) shares of Company Stock, which shall be authorized, but unissued shares, plus any shares of Company Stock which are forfeited, expire or are cancelled without the delivery of shares or which result in the forfeiture of shares back to Diomed. Shares allocable to Incentive Awards granted under the Plan that expire, are forfeited, otherwise terminate unexercised, or are settled in cash may again be subjected to an Incentive Award under the Plan. For purposes of determining the number of shares that are available for Incentive Awards under the Plan, the number shall include the number of shares surrendered by a Participant actually or by attestation or retained by Diomed in payment of Applicable Withholding Taxes and any Mature Shares surrendered by a Participant upon exercise of an Option or in payment of Applicable Withholding Taxes. Shares issued under the Plan through the settlement, assumption, or substitution of outstanding awards or obligations to grant future awards as a condition of an Employer acquiring another entity shall not reduce the maximum number of shares available for delivery under the Plan."

THE UNDERSIGNED, the duly appointed and acting Secretary of the Company, hereby certifies that the foregoing Amendment was duly adopted by the Board of Directors of at a meeting held on April 13, 2005, of which notice was duly provided and at which a quorum was in attendance.

Dated:  April 13, 2005

                                               DIOMED HOLDINGS, INC.



                                               By:_____________________________
                                                  David B. Swank, Secretary

                                   APPENDIX E

              2003 OMNIBUS PLAN, AS AMENDED THROUGH APRIL 13, 2005

[NOTE: Does not reflect increase in available shares of common stock from 1,600,000 to 3,100,000, which will become effective upon stockholder approval. See Proposal 3 in the proxy statement for further information.]










                              DIOMED HOLDINGS, INC.

                           2003 OMNIBUS INCENTIVE PLAN






           MAY 2003, AS AMENDED JULY 2003 (RE GRANTS TO CONSULTANTS),
                 JUNE 2004 (ADJUSTMENTS PER 1:25 REVERSE SPLIT)
                                       AND
            APRIL 2005 (RE ACCELERATED VESTING ON CHANGE OF CONTROL)

                              DIOMED HOLDINGS, INC.

                           2003 OMNIBUS INCENTIVE PLAN

      1. Purpose. The purpose of this 2003 Diomed Holdings, Inc. Omnibus Incentive Plan (the "Plan") is to further the long-term stability and financial success of Diomed and its Subsidiaries by rewarding selected meritorious employees and consultants where such grants are in the best interests, and further the business of, Diomed and its Subsidiaries. The Board of Directors believes that such awards will provide incentives for employees and consultants to remain with Diomed, will encourage continued work of superior quality and will further the identification of those employees' and consultants' interests with those of Diomed's shareholders.

      2. Definitions. As used in the Plan, the following terms have the meanings indicated:

            (a) "Applicable Withholding Taxes" means the aggregate minimum amount of federal, state, local and foreign income, payroll and other taxes that an Employer is required to withhold in connection with any Incentive Award.

            (b) "Beneficiary" means the person or entity designated by the Participant, in a form approved by Diomed, to exercise the Participant's rights with respect to an Incentive Award or receive payment under an Incentive Award after the Participant's death.

            (c)   "Board" means the Board of Directors of Diomed, Inc.

            (d) "Cause" shall have the same meaning given to such term (or other term of similar meaning) in any written employment or other similar agreement between the Participant and Diomed or a Subsidiary for purposes of termination of employment under such agreement, and in the absence of any such agreement or if such agreement does not include a definition of "Cause" (or other term of similar meaning), the term "Cause" shall mean
      (i) any material breach by the Participant of any agreement to which the Participant and Diomed are both parties, (ii) any act or omission to act by the Participant which may have a material and adverse effect on Diomed's business or on the Participant's ability to perform services for Diomed, including, without limitation, the commission of any crime (other than minor traffic violations), or (iii) any material misconduct or material neglect of duties by the Participant in connection with the business or affairs of Diomed or a Subsidiary or affiliate of Diomed.

            (e) "Change in Control" means the occurrence of any of the following events:

                  (i) Stock Acquisition. The acquisition by any individual, entity or group, within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40 percent or more of either
                        (A) the then outstanding shares of common stock of Diomed (the "Outstanding Company Common Stock"), or (B) the combined voting power of the then outstanding voting securities of Diomed entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a change in control: (A) any acquisition directly from Diomed; (B) any acquisition by Diomed; or
                        (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Diomed or any corporation controlled by Diomed; or

                  (ii) Board Composition. Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election or nomination for election by Diomed shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individuals whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                  (iii) Business Combination. The consummation of a merger or consolidation, or sale or other disposition of all or substantially all of the assets of Diomed (a "Business Combination") after which the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own less than 50% of, respectively, the Outstanding Company Common Stock and Outstanding Company Voting Securities of the corporation resulting from such Business Combination (including a corporation which as a result of such transaction owns Diomed or all or substantially all of Diomed's assets either directly or through one or more subsidiaries; or

                  (iv) Liquidation or Dissolution. Approval by the shareholders of Diomed of a complete liquidation or dissolution of Diomed.

            (f)   "Code" means the Internal Revenue Code of 1986, as amended.

            (g) "Committee" means the Compensation Committee of the Board or its successor, provided that, if any member of the Compensation Committee does not qualify as both an outside director for purposes of Code Section 162(m) and a non-employee director for purposes of Rule 16b-3, the remaining members of the Compensation Committee (but not less than two members) shall be constituted as a subcommittee of the Compensation Committee to act as the Committee for purposes of the Plan.

            (h) "Company Stock" means common stock, $.001 par value, of Diomed. In the event of a change in the capital structure of Diomed affecting the common stock (as provided in Section 17), the shares resulting from such a change in the common stock shall be deemed to be Company Stock within the meaning of the Plan.

            (i) "Covered Employee" means a Participant who the Committee determines is or may become a covered employee within the meaning of Code
      Section 162(m) during the performance period of a Performance Grant.

            (j) "Date of Grant" means the date on which the Committee grants an Incentive Award or a future date determined by the Committee.

            (k)   "Diomed" means Diomed Holdings Inc., a Delaware corporation.

            (l) "Disability" or "Disabled" means as to an Incentive Stock Option, a Disability within the meaning of Code Section 22(e)(3). As to all other Incentive Awards, a condition determined by the Committee to be a Disability.

            (m) "Divisive Transaction" means a transaction in which the Participant's Employer ceases to be a Subsidiary, a sale of substantially all of the assets of a Subsidiary, or a sale or other disposition of assets or of a line of business that is designated as a Divisive Transaction by the Committee.

            (n) "Employer" means Diomed and each Subsidiary that employs one or more Participants.

            (o) "Fair Market Value" means the fair market value of the Company Stock as of such date, under a methodology determined by the Committee, based on the then prevailing prices of the Company Stock on the American Stock Exchange or another exchange designated by the Committee.

            (p) "Incentive Award" means, collectively, a Performance Grant or the award of Restricted Stock, a Restricted Stock Unit, or a Stock Award under the Plan.

            (q) "Incentive Stock Option" means, an Option that qualifies for favorable income tax treatment under Code Section 422.

            (r) "Mature Shares" means shares of Company Stock for which the holder has good title, free and clear of all liens and encumbrances and which the holder either (i) has held for at least six months or (ii) has purchased on the open market.

            (s) "Nonqualified Stock Option" means an Option that is not an Incentive Stock Option.

            (t) "Option" means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.

            (u) "Participant" means any employee, director or consultant (including independent contractors, professional advisors and service providers) of Diomed or a Subsidiary who receives an Incentive Award under the Plan.

            (v) "Performance Criteria" means any of the following areas of performance of Diomed or any Subsidiary:

                  price per share of Company Stock; return on assets; book value; investment return; return on invested capital (ROIC); free cash flow; value added (ROIC less cost of capital multiplied by capital); total shareholder return; economic value added (net operating profit after tax less cost of capital); operating ratio; cost reduction (or limits on cost increases); debt to capitalization; debt to equity; earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share (including or excluding nonrecurring items); earnings per share before extraordinary items; income from operations (including or excluding nonrecurring items); income from operations compared to capital spending; net income (including or excluding nonrecurring items, extraordinary items and/or the accumulative effect of accounting changes); net sales; return on capital employed; return on equity; return on investment; return on sales; and sales volume.

      Any Performance Criteria may be used to measure the performance of Diomed as a whole or any Subsidiary or business unit of Diomed. As determined by the Committee, Performance Criteria shall be derived from the financial statements of Diomed, its Subsidiaries or affiliated entities prepared in accordance with generally accepted accounting principles applied on a consistent basis, or, for Performance Criteria that cannot be so derived, under a methodology established by the Committee prior to the issuance of a Performance Grant that is consistently applied.

            (w) "Performance Goal" means, for a Covered Employee, an objectively determinable performance goal that relates to one or more Performance Criteria and that is established by the Committee with respect to a given Performance Grant. For a Participant who is not a Covered Employee, a Performance Goal means any goal or measurement established by the Committee, including subjective performance factors.

            (x) "Performance Grant" means an Incentive Award payable in Company Stock, cash, or a combination of Company Stock and cash that is made pursuant to Section 8.

            (y)   "Restricted Stock" means Company Stock awarded under
      Section 6.

            (z) "Restricted Stock Unit" means a right granted to a Participant to receive Company Stock or cash awarded under Section 7.

            (aa) "Retirement" means a Participant's termination of employment after age 65.

            (bb) "Rule 16b-3" means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding rule (or number redesignation) of any amendments to Rule 16b-3 enacted after the effective date of the Plan's adoption.

            (cc) "Stock Appreciation Right" means a right to receive amounts awarded under Section 10.

            (dd)  "Stock Award" means Company Stock awarded pursuant to
      Section 9.

            (ee) "Subsidiary" means any corporation or other entity in which Diomed directly or indirectly owns stock or ownership interests representing more than 50 percent of the combined voting interests of such entity.

      3.    Stock.

            (a) Subject to Section 17 of the Plan, there shall be reserved for issuance under the Plan an aggregate of One Million Six Hundred Thousand (1,600,000) shares of Company Stock, which shall be authorized, but unissued shares, plus any shares of Company Stock which are forfeited, expire or are cancelled without the delivery of shares or which result in the forfeiture of shares back to Diomed. Shares allocable to Incentive Awards granted under the Plan that expire, are forfeited, otherwise terminate unexercised, or are settled in cash may again be subjected to an Incentive Award under the Plan. For purposes of determining the number of shares that are available for Incentive Awards under the Plan, the number shall include the number of shares surrendered by a Participant actually or by attestation or retained by Diomed in payment of Applicable Withholding Taxes and any Mature Shares surrendered by a Participant upon exercise of an Option or in payment of Applicable Withholding Taxes. Shares issued under the Plan through the settlement, assumption, or substitution of outstanding awards or obligations to grant future awards as a condition of an Employer acquiring another entity shall not reduce the maximum number of shares available for delivery under the Plan.

            (b) Subject to Section 17, no more than Six Hundred Thousand (600,000) shares may be allocated to the Incentive Awards, including the maximum amounts payable under a Performance Grant, that are granted to any individual Participant during any 36-month period. The maximum cash payment that can be made for all Incentive Awards granted to any one individual shall be $1,000,000 times the number of 12-month periods in any performance cycle for any single or combined performance goals. Any amount that is deferred by a Participant shall be subject to the limit on the maximum cash payment in the year in which the deferral is made and not in any later year in which payment is made.

      4.    Eligibility.

            (a) All present and future employees of and consultants to Diomed or a Subsidiary at the time of grant shall be eligible to receive Incentive Awards under the Plan. The Committee shall have the power and complete discretion, as provided in Section 18, to select eligible employees and consultants to receive Incentive Awards and to determine for each employee or consultant the nature of the award and the terms and conditions of each Incentive Award.

            (b) The grant of an Incentive Award shall not obligate an Employer to pay an employee or consultant any particular amount of remuneration, to continue the employment of the employee or engagement of the consultant after the grant or to make further grants to the employee or consultant at any time thereafter.

      5.    Stock Options.

            (a) The Committee may make grants of Options to Participants. The Committee shall determine the number of shares for which Options are granted, the Option exercise price per share, whether the Options are Incentive Stock Options or Nonqualified Stock Options, and any other terms and conditions to which the Options are subject.

            (b) The exercise price of shares of Company Stock covered by an Option shall be not less than 100 percent of the Fair Market Value of the Company Stock on the Date of Grant, except that the exercise price may be less than 100 percent of the Fair Market Value on the Date of Grant if the Company expressly so agrees in writing on or prior to the Date of Grant. Except as provided in Section 17, the exercise price of an Option may not be decreased after the Date of Grant. Except as provided in Section 17, a Participant may not surrender an Option in consideration for the grant of a new Option with a lower exercise price or another Incentive Award. If a Participant's Option is cancelled before its termination date, the Participant may not receive another Option within 6 months of the cancellation unless the exercise price of such Option is no less than the exercise price of the cancelled Option.

            (c) An Option shall not be exercisable more than 10 years after the Date of Grant. The aggregate Fair Market Value, determined at the Date of Grant, of shares for which Incentive Stock Options become exercisable by a Participant during any calendar year shall not exceed $100,000.

      6.    Restricted Stock Awards.

            (a) The Committee may make grants of Restricted Stock to Participants. The Committee shall establish as to each award of Restricted Stock the terms and conditions to which the Restricted Stock is subject, including the period of time before which all restrictions shall lapse and the Participant shall have full ownership of the Company Stock (the "Restriction Period"). The Committee in its discretion may award Restricted Stock without cash consideration.

            (b) Except as provided below in Section 6(c), the minimum Restriction Period applicable to any award of Restricted Stock that is not subject to performance standards restricting transfer shall be three years from the Date of Grant. Except as provided below in Section 6(c), the minimum Restriction Period applicable to any award of Restricted Stock that is subject to performance standards shall be one year from the Date of Grant.

            (c)   Restriction Periods of shorter duration than provided in
      Section 6(b) and Section 7(b) may be approved for awards of Restricted Stock or Restricted Stock Units combined with respect to up to One Hundred Eighty Thousand (180,000) shares of Company Stock under the Plan, subject to Section 17 of the Plan.

            (d) Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions have lapsed or been removed. Certificates representing Restricted Stock shall be held by Diomed until the restrictions lapse and the Participant shall provide Diomed with appropriate stock powers endorsed in blank.

      7.    Restricted Stock Units.

            (a) The Committee may make grants of Restricted Stock Units to Participants. The Committee shall establish as to each award of Restricted Stock Units the terms and conditions to which the Restricted Stock Units are subject. Upon lapse of the restrictions, a Restricted Stock Unit shall entitle the Participant to receive from Diomed a share of Company Stock or a cash amount equal to the Fair Market Value of the Company Stock on the date that the restrictions lapse.

            (b) Except as provided in Section 6(c), the minimum Restriction Period applicable to any award of Restricted Stock Units that is not subject to performance standards restricting transfer shall be three years from the Date of Grant. Except as provided in Section 6(c), the minimum Restriction Period applicable to any award of Restricted Stock Units that is subject to performance standards shall be one year from the Date of Grant.

      8.    Performance Grants.

            (a) The Committee may make Performance Grants to any Participant. Each Performance Grant shall contain the Performance Goals for the award, including the Performance Criteria, the target and maximum amounts payable and such other terms and conditions of the Performance Grant. As to each Covered Employee, each Performance Grant shall be granted and administered to comply with the requirements of Code Section 162(m).

            (b) The Committee shall establish the Performance Goals for Performance Grants. The Committee shall determine the extent to which any Performance Criteria shall be used and weighted in determining Performance Grants. The Committee may increase, but not decrease, any Performance Goal during a performance period for a Covered Employee. The Performance Goals for any Performance Grant for a Covered Employee shall be made not later than 90 days after the start of the period for which the Performance Grant relates and shall be made prior to the completion of 25 percent of such period.

            (c) The Committee shall establish for each Performance Grant the amount of Company Stock or cash payable at specified levels of performance, based on the Performance Goal for each Performance Criteria. The Committee shall make all determinations regarding the achievement of any Performance Goals. The Committee may not increase the amount of cash or Common Stock that would otherwise be payable upon achievement of the Performance Goal or Goals but may reduce or eliminate the payments except as provided in a Performance Grant.

            (d) The actual payments to a Participant under a Performance Grant will be calculated by applying the achievement of Performance Criteria to the Performance Goal. The Committee shall make all calculations of actual payments and shall certify in writing the extent, if any, to which the Performance Goals have been met for a Covered Employee.

      9. Stock Awards. The Committee may make Stock Awards to any Participant. The Committee shall establish the number of shares of Common Stock to be awarded and the terms and conditions applicable to each Stock Award. The Committee will make all determinations regarding the satisfaction of any performance restrictions on a Stock Award. Diomed shall issue the Common Stock under a Stock Award upon the satisfaction of the terms and conditions of a Stock Award. Subject to Section 17, no more than One Hundred Eighty Thousand (180,000) shares of Company Stock (reduced by shares issued under Restricted Stock or Restricted Stock Units subject to Section 6(c)) may be granted under Stock Awards without performance restrictions.

      10. Stock Appreciation Rights. The Committee may make grants of Stock Appreciation Rights to Participants. The Committee shall establish as to each award of Stock Appreciation Rights the terms and conditions to which the Stock Appreciation Rights are subject. The following provisions apply to all Stock Appreciation Rights:

            (a) A Stock Appreciation Right shall entitle the Participant, upon exercise of the Stock Appreciation Right, to receive in exchange an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the Company Stock covered by the surrendered Stock Appreciation Right over (y) an amount not less than 100 percent of the Fair Market Value of the Company Stock on the Date of Grant of the Stock Appreciation Right. The Committee may limit the amount that the Participant will be entitled to receive upon exercise of Stock Appreciation Rights.

            (b) A Stock Appreciation Right may not be exercisable more than 10 years after the Date of Grant. A Stock Appreciation Right may only be exercised at a time when the Fair Market Value of the Company Stock covered by the Stock Appreciation Right exceeds the Fair Market Value of the Company Stock on the Date of Grant of the Stock Appreciation Right. The Stock Appreciation Right may provide for payment in Company Stock or cash, or a fixed combination of Company Stock or cash, or the Committee may reserve the right to determine the manner of payment at the time the Stock Appreciation Right is exercised.

      11. Method of Exercise of Options. Options may be exercised by the Participant (or his guardian or personal representative) giving notice to the Corporate Secretary of Diomed or his delegate pursuant to procedures established by Diomed of the exercise stating the number of shares the Participant has elected to purchase under the Option. The exercise price may be paid in cash; or if the terms of an Option permit, (i) delivery or attestation of Mature Shares (valued at their Fair Market Value) in satisfaction of all or any part of the exercise price, (ii) delivery of a properly executed exercise notice with irrevocable instructions to a broker to deliver to Diomed the amount necessary to pay the exercise price from the sale or proceeds of a loan from the broker with respect to the sale of Company Stock or a broker loan secured by Company Stock, or (iii) a combination of (i) and (ii).

      12. Tax Withholding. Whenever payment under an Incentive Award is made in cash, the Employer will withhold an amount sufficient to satisfy any Applicable Withholding Taxes. Each Participant shall agree as a condition of receiving an Incentive Award payable in the form of Company Stock, to pay to the Employer, or make arrangements satisfactory to the Employer regarding the payment to the Employer of, Applicable Withholding Taxes. To satisfy Applicable Withholding Taxes and under procedures established by the Committee or its delegate, a Participant may elect to (i) make a cash payment or authorize additional withholding from cash compensation, (ii) deliver Mature Shares (valued at their Fair Market Value) or (ii) have Diomed retain that number of shares of Company Stock (valued at their Fair Market Value) that would satisfy all or a specified portion of the Applicable Withholding Taxes.

      13. Transferability of Incentive Awards. Incentive Awards other than Incentive Stock Options shall not be transferable by a Participant and exercisable by a person other than the Participant, except as expressly provided in the Incentive Award. Incentive Stock Options, by their terms, shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable, during the Participant's lifetime, only by the Participant.

      14. Deferral Elections. The Committee may permit Participants to elect to defer the issuance of Company Stock or the settlement of awards in cash under the Plan pursuant to such rules, procedures, or programs as it may establish.

      15. Effective Date of the Plan. The effective date of the Plan is May, 2003. The Plan shall be submitted to the shareholders of Diomed for approval. Until (i) the Plan has been approved by Diomed's shareholders, and (ii) the requirements of any applicable federal or state securities laws have been met, no Restricted Stock shall be awarded that is not contingent on these events and no Option granted shall be exercisable.

      16. Termination, Modification, Change. If not sooner terminated by the Board, this Plan shall terminate at the close of business on April 10, 2013. No Incentive Awards shall be made under the Plan after its termination. The Board may amend or terminate the Plan as it shall deem advisable; provided that no change shall be made that increases the total number of shares of Company Stock reserved for issuance pursuant to Incentive Awards granted under the Plan (except pursuant to Section 17) or reduces the minimum exercise price for Options or exchange an Option for another Incentive Award unless such change is authorized by the shareholders of Diomed. A termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant's rights under an Incentive Award previously granted to him or her.

      17. Change in Capital Structure and Change in Control; Certain Reductions in Share Amounts.

            (a) In the event of a stock dividend, stock split or combination of shares, share exchange, recapitalization or merger in which Diomed is the surviving corporation, spin-off or split-off of a Subsidiary, or other change in Diomed capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of Diomed), the number and kind of shares of stock or securities of Diomed to be subject to the Plan and to Incentive Awards then outstanding or to be granted, the maximum number of shares or securities which may be delivered under the Plan under Sections 3(a), 3(b), 6(b), or 9, the exercise price, the terms of Incentive Awards and other relevant provisions shall be adjusted by the Committee in its discretion, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any unexercised Option, the Committee may adjust appropriately the number of shares covered by the Option so as to eliminate the fractional shares.

            (b) If Diomed is a party to a consolidation or a merger in which Diomed is not the surviving corporation, a transaction that results in the acquisition of substantially all of Diomed's outstanding stock by a single person or entity, or a sale or transfer of substantially all of Diomed's assets, the Committee may take such actions with respect to outstanding Incentive Awards as the Committee deems appropriate.

            (c) In any Incentive Award, the Committee may make provisions as it deems appropriate for the Change in Control on the Incentive Award, including the acceleration of vesting, the lapse of restrictions, and the satisfaction of Performance Goals. Unless an Incentive Award expressly provides otherwise, (i) vesting of all Options shall be deemed to fully accelerate upon the occurrence of a Change in Control and (ii) restrictions on Restricted Stock shall be deemed to have fully lapsed upon the occurrence of a Change in Control. The Committee may make provision for deferral of any Incentive Award under the provisions of Section 14 upon a Change in Control.

            (d) Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee's determination shall be conclusive and binding on all persons for all purposes.

            (e)   Intentionally Deleted.

      18.   Administration of the Plan.

            (a) The Committee shall administer the Plan. The Committee shall have general authority to impose any term, limitation or condition upon an Incentive Award that the Committee deems appropriate to achieve the objectives of the Incentive Award. The Committee may adopt rules and regulations for carrying out the Plan with respect to Participants. The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive as to any Participant.

            (b) The Committee shall have the power to amend the terms of previously granted Incentive Awards so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to him or her, except that such consent will not be required if such amendment is for the purpose of complying with Rule 16b-3 or any requirement of the Code applicable to the Incentive Award.

            (c) The Committee shall have the power and complete discretion (i) to delegate to any individual, or to any group of individuals employed by the Company or any Subsidiary, the authority to grant Incentive Awards under the Plan and (ii) to determine the terms and limitations of any delegation of authority.

            (d) If the Participant's Employer is involved in a Divisive Transaction, the outstanding Incentive Awards will be vested pro rata based on time and service, unless the Committee determines otherwise in its sole discretion.

            (e) If a Participant or former Participant (1) becomes associated with, recruits or solicits customers or other employees of an Employer, is employed by, renders services to, or owns any interest in (other than any nonsubstantial interest, as determined by the Committee) any business that is in competition with Diomed or its Subsidiaries, (2) has his employment terminated by his Employer for Cause, or (3) engages in, or has engaged in, conduct which the Committee determines to be detrimental to the interests of Diomed, the Committee may, in its sole discretion, (A) cancel all outstanding Incentive Awards, including immediately terminating any Options held by the Participant, regardless of whether then exercisable,
      (B) require the Participant or former Participant to repay any payment received under a Incentive Award within the previous two years, and/or (C) offset any other amounts owed to the Participant by any payment received under a Incentive Award within the previous two years.

            (f) In the event of the death of a Participant, any outstanding Incentive Awards that are otherwise exercisable may be exercised by the Participant's Beneficiary or, if no Beneficiary is designated, by the personal representative of the Participant's estate or by the person to whom rights under the Incentive Award shall pass by will or the laws of descent and distribution.

      19. Grants To Outside Directors. Incentive Awards, other than Incentive Stock Options, may be made to directors on the Board if such directors are not employees of Diomed or a Subsidiary ("Outside Directors"). The Board shall have the power and complete discretion to select Outside Directors to receive Incentive Awards. The Board shall have the complete discretion, under provisions consistent with Section 18 as to Participants, to determine the terms and conditions, the nature of the award and the number of shares to be allocated as part of each Incentive Award for each Outside Director. The grant of an Incentive Award shall not obligate Diomed to make further grants to the Outside Director at any time thereafter or to retain any person as a director for any period of time.

      20. Interpretation and Venue. The terms of this Plan shall be governed by the laws of the State of Delaware without regard to its conflict of laws rules.

DIOMED HOLDINGS, INC.                     VOTE BY MAIL
ATTN: INVESTOR RELATIONS                  Mark, sign and date your proxy card
ONE DUNDEE PARK SUITE 5                   and return it in the postage-paid
P.O. BOX 97                               envelope we have provided or return to
ANDOVER, MA 01810                         it Diomed Holdings, Inc., c/o ADP, 51
                                          Mercedes Way, Edgewood, NY 11717.



TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:        DIOMD1                       KEEP THIS PORTION FOR YOUR RECORDS
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                DETACH AND RETURN THIS PORTION ONLY

DIOMED HOLDINGS, INC.                                         For   Withhold   For All    To withhold authority to vote for any
                                                              All   For All     Except    individual nominee, mark "For All
 Vote on Directors                                                                        Except" and write the nominee's name
                                                                                          on the line below.
 1. To elect nine directors to serve until
    the next annual meeting                                   |_|     |_|       |_|       ______________________________________
    ofstockholders, or until their
    successors are duly elected and
    qualified.

 NOMINEES:

    1) Geoffrey Jenkins   6) Peter Klein
    2) Sidney Braginsky   7) Edwin Snape, Ph. D.
    3) Gary Brooks        8) David Swank
    4) A. Kim Campbell    9) James A. Wylie, Jr.
    5) Joseph Harris

 Vote on Proposals
                                              For  Against  Abstain                                            For  Against  Abstain
 2. To approve an amendment to the                                    5. To approve the issuance of shares
    Company's certificate of incorporation                               underlying the warrants we issued
    in order to create a classified board                                October 25, 2004 at an exercise
    of directors, having three classes,                                  price per share less than $1.91 if
    each with a term of three years,                                     antidilution provisions under the
    staggered such that one class is          |_|    |_|      |_|        terms of the warrants so require.     |_|    |_|      |_|
    elected each year.

 3. To approve an amendment to the 2003                               6. To ratify the selection of BDO
    Omnibus Plan to increase the number of                               Seidman, LLP as the Companys
    shares available for grant thereunder     |_|    |_|      |_|        independent registered public         |_|    |_|      |_|
    from 1,600,000 to 3,100,000.                                         accounting firm for 2005.

 4. To approve the issuance of shares                                 7. To transact such other business as may
    underlying the convertible debentures     |_|    |_|      |_|        properly come before the meeting.     |_|    |_|      |_|
    we issued on October 25, 2004 at a
    conversion price less than $2.20 per                                 PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.
    share if antidilution provisions under                               WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR,
    the terms of the convertible                                         TRUSTEE, GUARDIAN, ETC., GIVE FULL TITLE AS SUCH.
    debentures so require.


 To cumulate votes as to a particular nominee as
 explained in the Proxy Statement, check box to the
 right then indicate the name(s) and the number of
 votes to be given to such nominee(s) on the
 reverse side of this card. Please do not check box
 unless you want to exercise cumulative voting.               |_|

                                                    Yes       No

 Please indicate if you plan to attend this meeting. |_|      |_|

 HOUSEHOLDING ELECTION - Please indicate if you
 consent to receive certain future investor
 communications in a single package per household.   |_|      |_|

 ___________________________________________________                  ___________________________________________________
 Signature [PLEASE SIGN WITHIN BOX]         Date                      Signature (Joint Owners)                   Date


      As a stockholder of DIOMED HOLDINGS, INC., a Delaware corporation (the "Company"), you are cordially invited to be present, either in person or by proxy, at the annual meeting of stockholders of the Company to be held at the offices of our counsel, McGuireWoods LLP, 1345 Avenue of the Americas, 7th Floor, New York, NY 10105 at 9:00 a.m., local time, on May 17, 2005, for the purposes indicated on the reverse side.

      Your board of directors recommends that you vote in favor of each of the proposals described in this proxy statement.

      Only stockholders of record at the close of business on April 11, 2005 will be entitled to receive notice of, and to vote, either in person or by proxy, at the annual meeting and any adjournment or postponement thereof. The transfer books will not be closed.

      We hope you can attend the annual meeting in person. Even if you plan to attend, however, we ask that you MARK, SIGN, DATE and RETURN the enclosed proxy promptly in the enclosed self-addressed envelope, so that we may be assured of a quorum to transact business. If you receive more than one proxy because you own shares registered in different names or addresses, each proxy should be completed and returned. Your proxy is revocable and will not affect your right to vote in person if you are able to attend the meeting. Your attention is directed to the attached proxy statement.

      If you plan to attend the annual meeting, please note that this is a stockholders' meeting and attendance will be limited to stockholders of the Company or their qualified representatives. Each stockholder may be asked to present valid picture identification, such as a driver's license or passport. Stockholders holding stock in brokerage accounts ("street name" holders) must bring a copy of a brokerage statement reflecting stock ownership as of the record date. A qualified representative of a stockholder must have identification as well as a properly executed proxy from the stockholder he or she is representing. Cameras, recording devices and other electronic devices will not be permitted at the annual meeting.

                                          By Order of the Board of Directors,

                                          /s/ David B. Swank
                                          ------------------
                                          Secretary

Andover, Massachusetts

April 25, 2005

--------------------------------------------------------------------------------

                             DIOMED HOLDINGS, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 17, 2005

      The stockholder(s) hereby appoint(s) James A. Wylie and David B. Swank, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Diomed Holdings, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., local time, on May 17, 2005, at the offices of our counsel, McGuireWoods LLP, 1345 Avenue of the Americas, 7th Floor, New York, NY 10105, and any adjournment or postponement thereof.


      THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL GRANT THE PERSONS NAMED AS PROXIES HEREIN DISCRETIONARY AUTHORITY TO CUMULATE VOTES IN CONNECTION WITH THE ELECTION OF DIRECTORS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR ALL" DIRECTOR NOMINEES UNDER PROPOSAL 1 AND "FOR" EACH OF THE OTHER PROPOSALS.


      The undersigned acknowledges receipt of the Notice of said Annual Meeting and of the Proxy Statement attached thereto.

================================================================================
      CUMULATE__________________________________________________________________

      __________________________________________________________________________

================================================================================

      (If you noted cumulative voting instructions above, please check the corresponding box on the reverse side.)

   PLEASE MARK, SIGN, DATE AND RETURN THE PROXY USING THE ENCLOSED ENVELOPE.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE